UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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MeadWestvaco Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2005

Dear Fellow Stockholders:

You are cordially invited to join us at the 2005 Annual Meeting of Stockholders of MeadWestvaco Corporation. The meeting will begin at 10:00 a.m., local time, on Tuesday, April 26, 2005. The meeting will take place at our World Headquarters at One High Ridge Park, Stamford, Connecticut 06905.

Please vote on all matters listed in the enclosed Notice of 2005 Annual Meeting of Stockholders. This year our proxy material includes four proposals. Your Board of Directors recommends voting FOR Proposal 1, the election of our directors, FOR Proposal 2, the ratification of the appointment of our independent registered public accounting firm, FOR Proposal 3, approval of the MeadWestvaco Corporation 2005 Performance Incentive Plan and AGAINST the stockholder proposal. Please refer to the proxy statement for detailed information on each of the proposals and the Annual Meeting.

Your interest in your company as demonstrated by the representation of your shares at our Annual Meeting is a great source of strength for your company. Your vote is very important to us and, accordingly, whether or not you expect to attend the meeting, we ask that you sign, date and promptly return the enclosed proxy.

Very truly yours,

John A. Luke, Jr.

Chairman and

Chief Executive Officer

Notice of 2005 Annual Meeting of Stockholders

and Proxy Statement

The 2005 Annual Meeting of Stockholders of MeadWestvaco Corporation will be held on Tuesday, April 26, 2005, at 10:00 a.m., local time. Stockholders will be asked to vote on the following matters:

1.	To elect five directors for terms of three years each and until their successors are elected and qualified;

2.	To consider and vote upon a proposal to ratify the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year 2005;

3.	To consider and vote upon the MeadWestvaco Corporation 2005 Performance Incentive Plan;

4.	To act on a stockholder proposal, if properly presented at the Annual Meeting; and

5.	To transact other business that may properly come before the Annual Meeting.

All holders of common stock of record at the close of business on March 1, 2005 will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement. A list of those stockholders will be available for inspection at the executive offices of MeadWestvaco and will also be available for inspection at the Annual Meeting. Whether or not you expect to be at the meeting, please sign, date and promptly return the enclosed proxy.

By Order of the Board of Directors

Wendell L. Willkie, II

Senior Vice President, General Counsel and Secretary

March 22, 2005

Proxy Statement

MeadWestvaco Corporation

World Headquarters

One High Ridge Park

Stamford, Connecticut 06905

Your Board of Directors is providing you with this Proxy Statement in connection with the Board’s solicitation of proxies for the Annual Meeting of Stockholders of MeadWestvaco Corporation (“MeadWestvaco” or the “company”) to be held on April 26, 2005. On or about March 24, 2005, we will mail the Proxy Statement, a proxy card, and the Annual Report of MeadWestvaco for the year 2004 to stockholders of record of MeadWestvaco common stock at the close of business on March 1, 2005. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

Who is entitled to vote at the meeting?

Only holders of record of MeadWestvaco’s common stock at the close of business on March 1, 2005 will be entitled to vote.

What are the voting rights of the holders of MeadWestvaco common stock?

Each share of outstanding common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

Attendance at the meeting will be limited to holders of record as of March 1, 2005, or their authorized representatives (not to exceed one per stockholder), management, the board and guests of management.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum. As of the record date, March 1, 2005, 204,413,370 shares of MeadWestvaco common stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of common stock representing at least 102,206,686 votes will be required to establish a quorum.

How do I vote?

It is important that your stock be represented at the meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy promptly in order to be sure that your shares will be voted. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder (that is, if you hold your stock in certificate form, in safekeeping or if you participate in the MeadWestvaco Savings Plan), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. The deadline for voting by telephone or electronically is 5:00 p.m., Eastern Daylight Savings Time, on April 25, 2005. If your shares are held in “street name”, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy at any time before it is voted at the meeting by submitting a written revocation or a new proxy to the Secretary of MeadWestvaco, or by attending and voting at the Annual Meeting.

What vote is required to approve each item?

Election of Directors.    The five director nominees receiving the highest number of all votes cast for directors will be elected. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Items.    The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve the other matters to be acted upon at the Annual Meeting. In addition, in the case of the vote upon the 2005 Performance Incentive Plan, the total number of votes cast must represent a majority of the outstanding shares. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted as entitled to vote on the matter. Accordingly, an abstention will have the effect of a negative vote. Abstentions will be counted in determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes”, however, will be counted in determining whether there is a quorum.

What are the Board’s recommendations?

All shares of MeadWestvaco common stock entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of directors (see Item 1);

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2005 (see Item 2);

•	FOR approval of the MeadWestvaco Corporation 2005 Performance Incentive Plan (see Item 3); and

•	AGAINST the stockholder proposal (see Item 4).

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. The company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Ownership of Directors and Executive Officers

How much stock do the company’s directors and executive officers own?

The following table shows the amount of MeadWestvaco common stock beneficially owned, unless otherwise indicated, by our directors, the executive officers named in the Summary Compensation Table and the directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed.

Name	Shares Beneficially Owned (1)	Options Exercisable Within 60 Days	Percent of Class
Directors
John G. Breen (2)	23,518	7,863	*
Michael E. Campbell (2)	14,393	8,820	*
Dr. Thomas W. Cole, Jr. (2)	18,322	13,185	*
Duane E. Collins (2)	16,545	5,830	*
William E. Hoglund (2)(3)	21,570	7,863	*
James G. Kaiser (2)	18,504	7,863	*
Richard B. Kelson (2)	9,367	4,455	*
John A. Krol (2)	18,351	7,863	*
Susan J. Kropf (2)	18,053	7,863	*
Douglas S. Luke (2)(4)	69,150	11,730	*
John A. Luke, Jr. (5)	1,153,609	964,179	*
Robert C. McCormack (2)	10,998	4,455	*
Jane L. Warner (2)	16,042	9,499	*
J. Lawrence Wilson (2)	18,249	7,220	*

Other Named Executive Officers
James A. Buzzard (6)	342,875	259,481	*
E. Mark Rajkowski (6)	78,663	0	*
Wendell L. Willkie, II (6)	295,794	259,153	*
Mark T. Watkins (6)	125,060	94,298	*
All Directors and Executive Officers as a Group (22 persons)	2,619,513	1,866,459	1.3%

*	Less than 1% of MeadWestvaco common stock.

(1)	Information concerning beneficial ownership of shares is as of March 1, 2005, the most recent practicable date. Includes the number of shares of which such person has the right to acquire beneficial ownership as of March 1, 2005, and which such person will have the right to acquire beneficial ownership within 60 days thereafter (shares are also set forth in the column “Options Exercisable Within 60 Days”). Also includes shares granted under the MeadWestvaco Corporation Restricted Stock Plan. Restricted shares may be voted but not disposed of during the restriction period.
(2)	Each non-employee director holds 4,636 stock units (representing the same number of shares of MeadWestvaco common stock) granted under the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors. The rights of each non-employee director in respect of these stock units are vested at all times, and distributions of the stock units are required to be made in MeadWestvaco common stock on the earliest practicable date following the end of the calendar quarter in which the director’s board membership is terminated.
(3)	Includes 2,000 MeadWestvaco shares held indirectly through an IRA.
(4)	Includes 22,278 MeadWestvaco shares held in a trust of which Mr. Luke is a co-trustee.
(5)	Includes 27,880 MeadWestvaco shares held indirectly through employee benefit plans and 22,431 shares held in trust for members of Mr. Luke’s immediate family.
(6)	Includes MeadWestvaco shares held indirectly through employee benefit plans by Messrs. Buzzard, Rajkowski, Willkie and Watkins in the amounts of 18,525 shares, 263 shares, 7,593 shares and 1,701 shares, respectively.

Ownership of Certain Beneficial Owners

Who are the largest owners of the company’s stock?

Based upon Schedule 13D and 13G filings with the Securities and Exchange Commission, the following investment advisers are believed to have beneficial ownership (as defined for certain purposes by the Securities and Exchange Commission) of more than 5% of the company’s common stock by virtue of having investment authority and, to some extent, voting authority over the number of shares indicated.

	Shares	Percent of Class*
AXA Financial, Inc. and related entities** 1290 Avenue of the Americas New York, NY 10104	19,028,047	9.4%

Capital Research and Management Company*** 333 South Hope Street Los Angeles, CA 90071	15,563,400	7.7%

*	As of March 1, 2005
**	Based on Schedule 13G/A filed by AXA Financial, Inc. and related entities on February 14, 2005.
***	Based on Schedule 13G/A filed by Capital Research and Management Company on February 14, 2005.

The MeadWestvaco stock ownership plans for salaried and hourly employees held, as of March 1, 2005, an aggregate amount of 16,979,120 MeadWestvaco shares, or 8% of the total outstanding, for which full voting rights are exercisable by members of the plans. As of that date, there were approximately 20,327 participants in these plans.

Corporate Governance

1.    Election of directors

Five directors will be elected to hold office for the terms set forth below. There is no provision for cumulative voting in the election of directors. At the meeting, one of the persons named in the enclosed proxy (or a substitute) will, if authorized, vote the shares covered by such proxy for election of the five nominees for directors listed on the following page.

The present nominees, Michael E. Campbell, Dr. Thomas W. Cole, Jr., Duane E. Collins, Susan J. Kropf, and J. Lawrence Wilson, if elected, will be elected for terms expiring at the 2008 Annual Meeting of Stockholders. The Board of Directors unanimously recommends a vote FOR the named nominees. Should any of these nominees become unavailable for election for any reason presently unknown, a person named in the enclosed proxy (or a substitute) will vote for the election of such other person or persons, if any, as the Board of Directors may recommend.

James G. Kaiser, Richard B. Kelson, John A. Krol, and John A. Luke, Jr., will continue to serve for a term expiring at the 2006 Annual Meeting. Douglas S. Luke, Robert C. McCormack, and Jane L. Warner, will continue to serve for a term expiring at the 2007 Annual Meeting.

All of the preceding 12 persons currently serve as directors of MeadWestvaco and have done so since the combination of The Mead Corporation and Westvaco Corporation was completed in January 2002. John G. Breen and William E. Hoglund will retire from the Board immediately prior to the Annual Meeting. Set forth below is the principal occupation of, and certain other information regarding, the nominees and the other directors who will continue to serve after the Annual Meeting.

Nominees for Election as Directors

for a Term of Three Years Expiring in 2008

Name	Age*	Director of MeadWestvaco Since
MICHAEL E. CAMPBELL	57	2002

Chairman, President and Chief Executive Officer, Arch Chemicals, Inc., since 1999. Director: American Chemistry Council.

DR. THOMAS W. COLE, JR.	64	2002

President Emeritus since 2002 and President, Clark Atlanta University, 1989-2002, President and Chief Executive Officer, Great Schools Atlanta, since 2004. Trustee: Knoxville College, Africa University, Andrew College, University of Charleston.

DUANE E. COLLINS	68	2002

Chairman, Parker Hannifin Corporation, 1999-2004; Chief Executive Officer, 1993-2001; President, 1993-2000. Director: Parker Hannifin Corporation, The Sherwin-Williams Company, MTD Holdings Inc.

SUSAN J. KROPF	56	2002

President and Chief Operating Officer, Avon Products, Inc., since 2001; Chief Operating Officer, North America and Global Business Operations, 1999-2001. Director: Avon Products, Inc., The Sherwin-Williams Company, Wallace Foundation.

J. LAWRENCE WILSON	68	2002

Chairman and Chief Executive Officer, Rohm and Haas Company, 1988-1999. Director: Cummins Inc., The Vanguard Group of Investment Companies, AmerisourceBergen Corporation.

Directors Whose Terms Expire in 2006
Name
JAMES G. KAISER	62	2002

Chairman and Chief Executive Officer, Avenir Partners, Inc., since 1998. Manager, Kaiser Ridgeway LLC, since 2002, Ridgeway Avenir, LLC, since 2001. Chairman and Chief Executive Officer, Pelican Banners & Signs, Inc., 2001-2003. Director: Sunoco, Inc., Kaiser Services LLC.

RICHARD B. KELSON	58	2002

Executive Vice President and Chief Financial Officer, Alcoa, Inc., since 1997. Director: PNC Financial Services. Trustee: Carnegie Mellon University. Member, University of Pittsburgh School of Law Board of Visitors.

JOHN A. KROL	68	2002

Chairman, E.I. du Pont de Nemours and Company, 1997-1998; Chief Executive Officer, 1995-1998. Director: Milliken & Company, Inc., ACE Insurance, Ltd., Tyco International Ltd. Trustee: University of Delaware.

JOHN A. LUKE, JR.	56	2002

Chairman and Chief Executive Officer, MeadWestvaco Corporation, since 2002. Chairman, President and Chief Executive Officer, MeadWestvaco, 2002-2003. Chairman, President and Chief Executive Officer, Westvaco Corporation, 1996-2002. Chairman, National Association of Manufacturers. Director: American Forest and Paper Association, The Bank of New York, The Timken Company. Trustee: Lawrence University, American Enterprise Institute for Public Policy Research. Governor, National Council for Air and Stream Improvement, Inc.

* Ages of directors are as of March 1, 2005.

Directors Whose Terms Expire in 2007

Name	Age*	Director of MeadWestvaco Since
DOUGLAS S. LUKE	63	2002

President and Chief Executive Officer, HL Capital, Inc., a private investment company with diversified interests in marketable securities and private equities, since 1999. Director: Regency Centers Inc. Trustee: National Outdoor Leadership School, The Adirondack Council, Adirondack Nature Conservancy/Adirondack Land Trust.

ROBERT C. McCORMACK	65	2002

Partner, Trident Capital, a private equity investment firm, since 1993, Advisory Director, 2005. Director: DeVry, Inc., Illinois Tool Works, Inc., The Northern Trust Corporation, The Revere Group, The Rehabilitation Institute of Chicago.

JANE L. WARNER	58	2002

President, Plexus Systems, since 2004; Vice President, EDS and President, Global Manufacturing and Communications Industries, 2002-2004; Managing Director, Automotive Industry Group, 2000-2002. Director: Tenneco Automotive Corporation, Original Equipment Supplier Association. Chairman, Kettering University Board of Trustees.

* Ages of directors are as of March 1, 2005.

Director Compensation

How are directors compensated?

Each non-employee director of MeadWestvaco receives $50,000 as an annual cash payment for services as a director. Board members may elect to defer this compensation under the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors. Directors have the opportunity to defer all or a portion of their annual cash retainer. Directors who are also employees of the company receive no additional compensation for service as a director.

Each year, non-employee directors receive a grant of MeadWestvaco stock units equivalent to $60,000 at the time of grant. Distributions of the stock units are made in MeadWestvaco common stock upon termination of a director’s board membership.

How are Committee Chairs and Audit Committee members compensated?

In addition to the compensation described above, the MeadWestvaco Audit Committee Chair receives a $20,000 annual retainer, the Compensation and Organization Development Committee Chair receives a $15,000 annual retainer, and the Chair of each of the other standing Committees of the Board receives an annual retainer of $10,000. Each of the members of the Audit Committee, other than the Chair, receives an annual retainer of $5,000.

How often did the Board meet during 2004?

During 2004, the Board of Directors of MeadWestvaco met nine times, and no incumbent director attended fewer than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2004 while he or she was a director and (2) the total number of meetings held in 2004 by all committees of the Board of Directors on which he or she served while he or she was a director.

Board Committees

What committees has the Board established?

MeadWestvaco currently has five principal standing committees of the Board of Directors: Audit; Compensation and Organization Development; Finance; Nominating and Governance; and The Committee on Safety, Health and the Environment. Each of these committees operates under a written charter adopted by the Board and included on the company’s website. Printed copies are available to any stockholder upon request. MeadWestvaco also has an Executive Committee that may be convened under certain circumstances when a special meeting of the Board is not practical or is not warranted.

The current members of the Board committees are as follows:

Audit	Finance
Michael E. Campbell, Chairman	Douglas S. Luke, Chairman
Duane E. Collins	Michael E. Campbell
James G. Kaiser	William E. Hoglund
Richard B. Kelson	Susan J. Kropf
Jane L. Warner	J. Lawrence Wilson
(all non-employee directors)	(all non-employee directors)

Compensation and Organization Development	Nominating and Governance
John G. Breen, Chairman	John A. Krol, Chairman
Dr. Thomas W. Cole, Jr.	John G. Breen
Duane E. Collins	William E. Hoglund
Richard B. Kelson	Robert C. McCormack
Susan J. Kropf	J. Lawrence Wilson
Robert C. McCormack	(all non-employee directors)
(all non-employee directors)

Executive	Safety, Health and Environment
John A. Luke, Jr., Chairman	Dr. Thomas W. Cole, Jr., Chairman
John G. Breen	James G. Kaiser
Michael E. Campbell	John A. Krol
Dr. Thomas W. Cole, Jr.	Douglas S. Luke
John A. Krol	Jane L. Warner
Douglas S. Luke	(all non-employee directors)

The functions of the current Board committees are as follows:

Audit Committee

Assists the Board of Directors in fulfilling its responsibilities to stockholders, potential stockholders and the investment community relating to corporate accounting, reporting practices of the company and the quality and integrity of the financial reports of the company. The Committee assists the Board of Directors in reviewing and monitoring (1) the integrity of the financial statements of the company and internal control over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent registered public accounting firm and (4) the performance of the company’s internal audit function and independent registered public accounting firm. The Audit Committee also has sole authority to appoint and replace the independent registered public accounting firm, subject to stockholder ratification. None of the members serve on more than three audit committees. All members are “financially literate” under New York Stock Exchange listing standards, and at least one member has such accounting or related financial management expertise as to be considered a “financial expert” under Securities and Exchange Commission rules. The Board has designated the Audit Committee Chair, Michael E. Campbell, and Richard B. Kelson as “audit committee financial experts” as a result of their experience in senior corporate executive positions with financial oversight responsibilities, including as Chief Executive Officer of Arch Chemicals, Inc. and Chief Financial Officer of Alcoa, Inc., respectively. The Audit Committee met six times in 2004.

Compensation and Organization Development Committee

Reviews and approves the company’s compensation philosophy. It is charged with the responsibility for assuring that officers and key management personnel are effectively compensated in terms that are motivating, internally equitable and externally competitive. The Committee approves compensation of the Leadership Team (the Chairman and Chief Executive Officer and his direct reports), reviews compensation for remaining senior management, sets the criteria for awards under incentive compensation plans and determines whether such criteria have been met. The Committee generally oversees policies and practices of the company that advance its organization development, including succession planning as well as those designed to achieve the most productive engagement of the company’s workforce and the attainment of greater diversity. The Compensation and Organization Development Committee met six times in 2004 (including a full day retreat with the benefit of a respected management consultant present). Please refer to the report of the Compensation and Organization Development Committee below.

Executive Committee

Provides for the exercise of certain powers of the Board between meetings of the Board when a special meeting of the Board is not practical or is not warranted. The Executive Committee did not meet in 2004.

Finance Committee

Oversees the company’s financial affairs and recommends those financial actions and policies that are most appropriate to accommodate the company’s operating strategies while maintaining a sound financial condition. The Committee reviews the company’s financial forecasts and budgets as well as strategic actions proposed by the company’s management. The Committee also reviews funding recommendations concerning the company’s pension plans together with the investment performance of such plans and the company’s risk management policies and practices. The Finance Committee met four times in 2004.

Nominating and Governance Committee

Studies and makes recommendations concerning the qualifications of all directors, and selects and recommends candidates for election and re-election to the Board and persons to fill vacancies on the Board, as well as the compensation paid to non-employee directors. The Committee also reviews and considers other matters of corporate governance, including trends and emerging expectations, as well as best practices. In advising the Board and management, the Committee may consider a range of governance matters, including Board structure, Board composition, committees and criteria for committee appointment, Board meeting policies, and the ongoing relationship between the Board and management. The Nominating and Governance Committee met four times in 2004.

The Committee on Safety, Health and the Environment

Reviews implementation of the company’s workplace safety and health program. The Committee also reviews the stewardship of the company with respect to conservation of natural resources and its ability to protect the natural environment. The Committee receives regular reports from management, reviews safety, health and environmental matters with management, including the company’s compliance record and programs, and makes recommendations as needed. The Committee on Safety, Health and the Environment met four times in 2004.

Corporate Governance Principles

MeadWestvaco’s Corporate Governance Principles adopted by the Board of Directors in February 2003 and subsequently amended, address, among other things, standards for evaluating the independence of the company’s directors. The full text of the Principles is included in this Proxy Statement as Annex A.

The Principles are also available on the company’s website at the following address: http://www.meadwestvaco.com/corporate.nsf/investor/principles and printed copies are available to any stockholder upon request.

Pursuant to the Principles, the Board, with the support of the Nominating and Governance Committee, reviewed the independence of directors in February 2005. Transactions and relationships during the prior year between each director or any member of his or her immediate family and the company and its subsidiaries, including those reported under “Certain Relationships and Related Transactions” were considered. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that, with the exception of John A. Luke, Jr., the Chairman and Chief Executive Officer of the company, all of the directors, including each of the members of the Audit, Compensation and Organization Development, and Nominating and Governance Committees, are independent of the company under the standards set forth in the Corporate Governance Principles and the New York Stock Exchange listing standards.

MeadWestvaco Nominating and Governance Committee

Charter

The Board of Directors of MeadWestvaco adopted a Nominating and Governance Committee charter on January 30, 2002 that was subsequently amended. The Nominating and Governance Committee charter is included on the company’s website at the following address: http://www.meadwestvaco.com/corporate.nsf/investor/ngCommittee. The charter sets forth the purposes, goals and responsibilities of the Committee. The charter also provides that the Committee annually evaluate its performance. In accordance with the company’s Corporate Governance Principles, the members of the Nominating and Governance Committee are required to be independent directors under the criteria established by the Board, consistent with the requirements of the New York Stock Exchange and the Securities and Exchange Commission.

Director Candidates

In accordance with the Corporate Governance Principles, the Nominating and Governance Committee is responsible for recommending qualified individuals for membership on the Board of Directors. The Committee is dedicated to periodically reviewing with the Board the requisite qualifications of Board members as well as the composition of the Board as a whole. This assessment addresses independence of Board members, as well as the consideration of experience, judgment, knowledge and diversity in the context of the needs of the Board. General criteria for the nomination of all director candidates include:

•	the highest integrity and ethical standards;

•	the ability to provide wise and informed guidance to management;

•	a willingness to pursue thoughtful, objective inquiry on important issues before the company;

•	a commitment to enhancing stockholder value; and

•	a range of experience and knowledge commensurate with the company’s needs as well as the expectations of knowledgeable investors.

The board succession plan states that the Committee seeks the following additional attributes:

•	a demonstrated track record of success;

•	independence, objectivity, perspective and judgment;

•	willingness to challenge prevailing opinion;

•	capacity for teamwork and compatibility with other Board members;

•	specific knowledge in significant areas; and

•	consistent availability.

In addition, the background and specific competencies of candidates are considered. These include business management, financial background, manufacturing background, marketing experience, knowledge of the packaging industry, global experience, research and development, service in government, academia or other public sector professions, financial expertise and independence under the standards of the New York Stock Exchange. For 2004, the Board did not consider adding new members.

Stockholder Nominations

The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board of Directors. In addition, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the company, not later than (i) with respect to an election to be held at an annual meeting, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the stockholder is a holder of record of stock of the company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the company if so elected. Stockholders’ recommendations for nominees of directors should also provide to the Nominating and Governance Committee the foregoing information with respect to any individual they wish to recommend and such recommendations are treated in the same manner as other recommendations for nominees for director.

Code of Conduct

The MeadWestvaco Code of Conduct applies to all MeadWestvaco directors and employees worldwide, including the Chief Executive Officer and the Chief Financial Officer. These policies and principles support the company’s core values of integrity, respect for the individual, commitment to excellence and teamwork. The Code of Conduct can be found on the company’s website at the following address: http://www.meadwestvaco.com/corporate.nsf/investor/conduct and printed copies are available to any stockholder upon request.

Contact MeadWestvaco Board

Anyone who wants specifically to raise a concern to the non-management members of the Board of Directors, including concerns about the company’s accounting, internal accounting controls or auditing matters, may contact the Chair of the Audit Committee directly. Such communications will also be received and reviewed by the General Counsel and treated as confidentially as possible, consistent with ensuring appropriate and careful review of the matter. Communications may be anonymous. The Chair of the Audit Committee will report as appropriate to the Board of Directors regarding such concerns. The company’s Code of Conduct prohibits any employee from taking any adverse action against anyone who in good faith raises a concern about business integrity.

To convey a concern to the Chair of the Audit Committee, you may call 1-888-536-1502, or write to: Audit Committee Chair, MeadWestvaco Corporation, Attention: General Counsel, World Headquarters, One High Ridge Park, Stamford, Connecticut 06905. If preferred, concerns may be emailed using the form set forth at the following web address: http://www.meadwestvaco.com/shared/contactboard.nsf/email. Inclusion of your name and email address is optional.

Director Attendance at Annual Meetings

Directors are invited and encouraged to attend the company’s Annual Meeting of Stockholders. In April 2004, all 14 directors attended the meeting.

Executive Sessions

The non-management directors meet in executive session at each regularly scheduled Board meeting during the year. The director who presides at these meetings is chosen by annual rotation from among the chairmen of the following Board Committees: Audit, Compensation and Organization Development, and Nominating and Governance. The presiding director chairs the executive sessions and reports back as appropriate to the Chief Executive Officer.

Officer and Director Stock Ownership

In January 2005, the Compensation and Organization Development Committee approved stock ownership guidelines for corporate officers and key senior executives pursuant to which the Chief Executive Officer is required to hold shares of common stock of the company in an amount equal to five times his annual base salary. Certain senior executives are required to hold shares of common stock of the company in an amount equal to three times annual base salary and other senior management are required to hold shares of common stock in an amount equal to their annual base salary. Covered executives have five years to meet the guidelines, and the Committee has the authority to apply its discretion in granting exceptions during periods of volatile markets. The following types of share ownership are counted towards the requirement: shares owned outright, including shares held in street name accounts; shares jointly held with a spouse, or in trust for the officer’s benefit; shares held in a qualified plan; stock units payable in nonqualified deferred compensation accounts; and restricted stock shares.

In February 2005, the Board approved stock ownership guidelines for non-executive directors pursuant to which non-executive directors are encouraged to own, at a minimum, MeadWestvaco stock or stock units equal to three times their annual cash retainer within three years of joining the board. Discretion may be applied in periods of volatile markets.

Certain Relationships and Related Transactions

The Board, at the recommendation of the Nominating and Governance Committee, has determined that all of the non-employee directors are independent of the company under the standards set forth in the Corporate Governance Principles. None of the company’s non-employee directors or any members of their immediate family are executive officers at a company where, in the preceding three years, the annual payments to or payments from MeadWestvaco for property or services in any single fiscal year exceeded two percent of the annual consolidated gross revenues of the company at which he or she served as an executive officer. None of the company’s non-employee directors serve as executive officers of a tax-exempt organization where, in the preceding three years, the company’s contributions to the organization in any single fiscal year exceeded the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues.

Report of the Audit Committee of the Board of Directors

Membership and Role of the Audit Committee

The Audit Committee consists of five members of the company’s Board of Directors. Each member of the Audit Committee is independent and possesses other qualifications as required by the New York Stock Exchange. All of the members of the Audit Committee, moreover, are independent of the company under the standards set forth in the Corporate Governance Principles. The Audit Committee operates under a written charter adopted by the Board of Directors. The full text of the Audit Committee Charter is included in this Proxy Statement as Annex B.

The primary function of the Audit Committee is to assist the Board of Directors in reviewing and monitoring (1) the integrity of the financial statements of the company and internal control over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent registered public accounting firm and (4) the performance of the company’s internal audit function and independent registered public accounting firm.

Review of the Company’s Audited Financial Statements for the Year Ended December 31, 2004 and Internal Control over Financial Reporting as of December 31, 2004

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm for 2004, is responsible for auditing those financial statements and the company’s internal control over financial reporting. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed under Public Company Accounting Oversight Board Standards. The Audit Committee also received the written disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from MeadWestvaco and its management. The Audit Committee has reviewed and discussed the audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting with management.

The Audit Committee of MeadWestvaco reviewed and discussed the foregoing as reflected in the minutes of the Audit Committee, and on the basis of that review and those discussions, recommended to the Board of Directors that the audited financial statements of MeadWestvaco for the year ended December 31, 2004 be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing by MeadWestvaco with the United States Securities and Exchange Commission.

The Audit Committee met six times in 2004. After each meeting, the Audit Committee met in executive sessions separately with the independent registered public accounting firm and the director of internal audit to review, among other things, staffing, the audit plan and reports on effectiveness of internal control over financial reporting.

The Audit Committee approved 100% of the audit, audit-related and tax services for the company performed by the independent auditor in 2004 and 2003. The company’s Audit Committee Pre-Approval Policy is included in this Proxy Statement as Annex C.

MeadWestvaco incurred the following fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and 2003:

	Year ended December 31, 2004	Year ended December 31, 2003
Audit fees	$8,288,000	$4,005,000

Audit-related fees
Audits of employee benefit plans	$250,000	$278,000
Other attest services	215,000	240,000
Divestiture and closing balance sheet audits	550,000	116,000
Sarbanes-Oxley Section 404 planning and review of internal controls documentation	0	300,000
Other audit-related	0	21,000

Total audit-related fees	$1,015,000	$955,000

Tax fees
Tax compliance and other matters	$470,000	$432,000

Total all other fees	$0	$0

The Audit Committee concluded that the provision of non-audit services in 2004 and 2003 by PricewaterhouseCoopers LLP was compatible with their independence.

Submitted by:

Michael E. Campbell, Chairman	Richard B. Kelson
Duane E. Collins	Jane L. Warner
James G. Kaiser

2.    Proposal to ratify appointment of the independent registered public accounting firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the company’s independent registered public accounting firm for 2005 subject to approval by the stockholders at the 2005 Annual Meeting. PricewaterhouseCoopers LLP currently serves as the company’s independent registered public accounting firm, and received $9,773,000 in fees and expenses during the year ended December 31, 2004. The Audit Committee has been advised by PricewaterhouseCoopers LLP that neither the firm, nor any of its partners or staff, has any direct financial interest or material indirect financial interest in the company or any of its subsidiaries. Representatives of PricewaterhouseCoopers LLP plan to attend the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. If the stockholders do not ratify this appointment, the Audit Committee will consider the appointment of another independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm.

Executive Compensation

Report of the Compensation and Organization Development Committee

The Compensation and Organization Development Committee, a Board committee, consists of six members of the company’s Board of Directors, none of whom is or has been at any time an employee of the company or its subsidiaries, and none of whom is receiving any compensation from the company or its subsidiaries other than as a director. All of the members of the Compensation and Organization Development Committee, moreover, are independent of the company under the standards set forth in the Corporate Governance Principles. The Committee is charged with assuring that the company’s executive officers are effectively compensated in terms that are motivating, externally competitive and internally equitable. The Committee considers and approves all compensation of the Leadership Team (comprised of the Chairman and Chief Executive Officer and his direct reports). The Committee also reviews compensation of the business unit presidents and corporate officers. With regard to compensation, the Committee establishes awards for equity compensation and sets criteria for awards under incentive compensation plans for the Leadership Team and determines whether such criteria have been met. In addition, the Committee reviews and recommends for approval by the Board of Directors the company’s various employee benefit plans affecting all employees including, but not limited to, qualified and non-qualified retirement plans, change of control and severance arrangements. The Committee also oversees the development of the company’s leadership succession plan and employee relations strategies.

Review and Approval Process

The Committee believes that its consideration of significant compensation and benefit programs is deliberative and thorough. The Committee ordinarily meets before every Board meeting and has authority to retain expert independent advice to assist in its deliberations.

Compensation Philosophy

MeadWestvaco’s executive compensation programs are designed to give executives strong incentives to achieve the company’s strategic business objectives thereby increasing the value of the company for its stockholders over the long term. The contribution of an individual to the execution of corporate strategies, and to the pursuit of these objectives, continues to be a principal basis upon which the Committee evaluates executive job performance and, therefore, is a significant factor in determining salaries, incentive awards, and equity grants. The company also views its compensation programs as critical tools to recruit and retain key executive talent. Guided by principles that reinforce the company’s pay-for-performance philosophy, compensation generally includes a base salary, eligibility for annual and long-term incentives paid in cash, as well as equity-based compensation. The Committee believes that a significant portion of its senior executives’ compensation must reflect a focus on sustained operational excellence, reward competitive long-term financial results, and be linked to the returns realized by stockholders. The company’s pay-for-performance philosophy is designed by establishing and then evaluating actual performance relative to key performance goals. These goals are discussed in more detail below under “Cash Compensation.” The Committee’s role is to ensure that the company’s compensation philosophy is aligned with these performance goals.

Total Compensation

In order to gauge the competitiveness of the company’s executive compensation program, the Committee annually reviews the total compensation of executive officers, including the Chairman and Chief Executive Officer, with a peer group of other companies, including forest products companies, paper and packaging companies and basic materials companies. The Committee then reviews the compensation and performance of that group and compares it to the company’s executive compensation program and performance levels.

The Committee also reviews management’s assessment of the individual performance and retention issues for each executive and conducts its own assessment of the Chairman and Chief Executive Officer. Based upon its review and assessment, the Committee established executive compensation levels for 2004, taking into account individual job performance and the competitive dynamics of executive recruitment and retention. While competitive data is useful in this exercise, the Committee uses such information as a data point only and not the principal basis for establishing or adjusting executive compensation levels.

Perquisites

The Committee notes that the company does not maintain any special perquisites for executives and senior management such as company cars, country club memberships, or special travel benefits (such as personal use of corporate planes). All executives participate in the same broad-based health care programs offered to all salaried and non-union hourly employees. The company does provide reimbursement for financial counseling in the annual amount of $5,000 for members of senior management, including Leadership Team members.

Supplemental Executive Retirement Plan

The company maintains a supplemental executive retirement plan, designed to recruit and retain executives who join the company in mid career. As the plan is designed to benefit mid- career hires, the Chairman and Chief Executive Officer as well as the President (due to their long-standing service with the Company) derive only minimal benefit from the plan.

Deferred Compensation Plan

The Company maintains a non-qualified deferred compensation program, which permits executives above a particular salary grade to defer voluntarily a portion of base salary and annual or long-term incentive cash compensation on a pre-tax basis. Such deferrals remain an unfunded liability of the company. Plan participants are offered a choice of conventional investment vehicles with market rates of return and are not assured of any particular return on their investments.

Restoration Plans

The company maintains a non-qualified defined benefit plan as well as a defined contribution plan for executive officers, the purpose of which is to restore benefits that are not available under the company’s qualified retirement and 401(k) savings plans because of compensation limitations imposed by federal laws. These plans mirror the benefits provided under the company’s qualified plans that are available to all employees.

Cash Compensation

Cash compensation has three components: base salary, annual incentive award and long-term incentive award. The amount of each of these components is established pursuant to the total compensation review process, taking into account the base salaries and annual and long-term awards paid by comparable companies with particular emphasis on each individual’s performance and company performance levels.

The company’s annual and long-term cash incentive compensation is paid pursuant to the MeadWestvaco Corporation Annual and Long-Term Incentive Plan, which has been approved by stockholders and which is designed to allow full deductibility of cash awards for federal income tax purposes. See “Deductibility of Executive Compensation” below. Annual and long-term awards for the current year are earned by participants based upon the achievement of annual objective company performance goals reviewed and approved by the Committee, as well as upon their individual performance.

For 2004, the Committee established performance goals for annual incentives based upon measurable results that reflected the following financial and operational priorities reviewed by the Board of Directors: earnings before interest & taxes (EBIT) weighted at 60%, working capital (reduction in working capital) weighted at 25%, capital management (improved debt to capital) weighted at 10% and safety weighted at 5%. For 2004 long-term incentives, the Committee established performance goals based upon the following priorities: return on capital employed weighted at 30%, capital management weighted at 30% and total stockholder return weighted at 40%. Total stockholder return is measured by the performance of the company’s common stock as compared to that of other companies within a designated group of paper and packaging industry peers. By plan design, the Committee establishes a threshold, target and maximum payout percentage for both annual and long-term incentive awards for the named executive officers. The threshold is 50% of target performance, the target is 100%, and the maximum amount that can be earned for any individual annual or long-term award is 200% of target. The Committee reviewed the company’s 2004 performance as compared to these goals, and, based upon the plan formula, authorized annual incentive awards payable between 100% and 120% of target for the Leadership Team, which amounts were paid in February of 2005. The Committee authorized long-term incentive awards according to plan formula at 140% of target which was credited to an executive’s long-term award account. The Committee also authorized payment of one-third of the credited accounts and payment of such amounts was made in February of 2005. The balance remaining in the executive’s long-term credit accounts will be eligible for payment over a period of two years subject to the Committee’s review.

Stock Ownership Guidelines

In January of 2005, the Company adopted stock ownership guidelines to reinforce the alignment of the long-term financial interest of the company’s stockholders and its senior management. These guidelines require certain executives to hold company stock valued at a multiple of their base salary. For the Chairman and Chief Executive Officer the amount is five times base salary and for Leadership Team Members (direct reports to the Chairman and Chief Executive Officer) the amount is three times base salary. A lower threshold has been established for other members of the management organization. Current executives are expected to meet these ownership guidelines within a five year period and newly hired or promoted executives are expected to comply within five years of their hire or promotion date.

Equity-Based Compensation

In addition to the cash-based compensation incentives described above, the Committee periodically makes grants of equity to executives. In 2004 the Committee awarded stock options and other stock-based compensation awards to 322 employees, which vest ratably over three years. The Committee also awarded restricted stock awards to 23 executives, which vest in full on the third anniversary of their grant date, February 24, 2007.

During 2005, the Committee also approved a 2005 Performance Incentive Plan, subject to stockholder approval. It is the Committee’s belief that this plan will provide the vehicle through which it may authorize both annual and long-term performance based cash and equity compensation to company employees. The proposed plan is described in further detail under Item 3 beginning on page 23 of this Proxy Statement.

Compensation for the Chairman and Chief Executive Officer

John A. Luke, Jr. received compensation for 2004 that included a base salary and incentive compensation. Specific performance criteria (as described under the heading “Cash Compensation” above) were established against which the Committee measured the performance of the Chairman and the Chief Executive Officer for purposes of determining his total compensation and his incentive compensation.

During 2004, the MeadWestvaco organization came together strongly around shared goals as it leveraged the contribution of merger synergies and drove toward heightened levels of productivity and cash generation. The company’s 2004 financial plan was exceeded as earnings targets were achieved by most businesses, and debt was reduced at a rate above plan providing the company with enhanced strength and financial flexibility. The market response was also positive with total stockholder return that compared favorably relative to many of its competitors. While 2004 safety performance fell short of the aggressive 2004 goal established, company wide safety performance records continued to compare favorably to historic results. The company also made excellent progress toward accomplishing goals under its 2004-2005 productivity excellence program and in executing on long-term strategic plans for the Papers Group.

During 2004, Mr. Luke received no adjustment to his base salary. In accordance with company-wide policy, he received a merit lump sum award in the amount of $18,000 representing 2% of his base salary. Beginning in 2005, Mr. Luke’s base salary was increased by $85,000 to reflect a salary more competitive with his position and to recognize his significant contributions to the company. His incentive compensation was paid pursuant to the plan, as described above under “Cash Compensation.” Based upon performance measured against the goals established by the Committee and the terms of the plan, an annual cash incentive award of $1,250,750 was paid to Mr. Luke for the 2004 year. Because the goals established under the long-term portion of the plan were also achieved, a long-term cash incentive award for 2004 was approved for Mr. Luke in the amount of $1,454,880 and credited to his account. In accordance with plan design, one-third of this account, or $597,000, was paid to Mr. Luke in February of 2005. As part of a 2004 equity award described above, the Committee also granted 40,000 shares to Mr. Luke, in the form of a restricted stock award, and stock options covering 100,000 shares.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code permits a tax deduction to public companies for individual compensation over one million dollars per year paid to a company’s chief executive officer and to the four other most highly compensated executive officers provided the compensation paid is based upon the achievement of objective performance goals under a stockholder-approved arrangement. The company’s cash incentive compensation program was designed to comply with the requirements for this exemption, permitting full deductibility of all annual and long-term cash incentive compensation. The Committee does not currently believe that Section 162(m) will affect the company’s tax deductions for compensation in 2004. However, the Committee believes that the company’s compensation programs should be managed in the overall best interests of the company’s stockholders, and it therefore reserves the right to pay non-deductible compensation.

Summary

The Committee believes the caliber and motivation of its executives and all of MeadWestvaco’s employees are extremely important to its ability to meet future challenges and to deliver long-term value to its stockholders. The Committee is convinced that this will continue to be the case in future years. The current compensation program delivers a mix of compensation elements for 2004 (base pay, annual incentive, long-term incentive, equity-based and deferral opportunities) that are effective tools in supporting leadership excellence. The Committee is confident that these elements are key in rewarding executives who contribute to the success of the company.

Submitted By:

John G. Breen, Chairman	Richard B. Kelson
Dr. Thomas W. Cole, Jr.	Susan J. Kropf
Duane E. Collins	Robert C. McCormack

Compensation Committee Interlocks and Insider Participation

The Compensation and Organization Development Committee currently consists of Mr. Breen as Chairman, Dr. Cole, Messrs. Collins, Kelson, and McCormack, and Ms. Kropf. None of our executive officers served as:

(i)	a member of the compensation committee (or other board committee performing equivalent functions, or in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation and Organization Development Committee;

(ii)	a director of another entity, one of whose executive officers served on our Compensation and Organization Development Committee; or

(iii)	a member of the compensation committee (or other board committee performing equivalent functions, or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as our director.

Total Stockholder Return

January 30, 2002-December 31, 2004

Data	source: Bloomberg

	MWV	S&P Paper Index	S&P 500 Index
Invest @ 1/30/02	$100.00	$100.00	$100.00
Value @ 12/31/02	$79.95	$83.39	$80.25
Value @ 12/31/03	$99.99	$114.95	$103.27
Value @ 12/31/04	$117.43	$126.27	$114.48

This graph compares the cumulative total return to stockholders on MeadWestvaco common stock from January 30, 2002, the first day of trading of the company’s common stock after the merger, plus reinvested dividends and distributions through December 31, 2004 with the return on the Standard & Poor’s 500 Stock Index (S&P 500) and the Standard & Poor’s Paper & Forest Products Index (S&P Paper Index) (the company’s peer group index) during the same period. As of December 31, 2004, the S&P Paper Index included the following companies: Georgia-Pacific Corporation, International Paper Company, Louisiana-Pacific Corporation, MeadWestvaco and Weyerhaeuser Company. This graph assumes $100 was invested on January 30, 2002 in each of the following: the company’s common stock, the S&P 500 Index and the S&P Paper Index. This graph should not be taken to imply any assurance that past performance is predictive of future performance.

Summary Compensation Table

The following table presents information concerning total compensation paid to the Chief Executive Officer and certain other executive officers of the company (collectively, the “named executive officers”).

Long-Term Compensation
			Annual Compensation		Awards		Payouts
Name and Principal Position with MeadWestvaco	Year	Salary(1)	Bonus	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options	LTIP Payouts	All Other Compensation (4)
John A. Luke, Jr. Chairman and CEO	2004 2003 2002	$918,000 897,917 875,000	$1,250,750 197,900 546,300	$185,438 229,035 —	$1,152,000 — —	100,000 175,000 50,000	$597,000 168,000 —	$53,671 64,941 48,329

James A. Buzzard President	2004 2003 2002	$612,000 583,333 550,000	$561,000 93,600 311,800	$31,069 39,835 —	$576,000 — —	45,000 55,000 20,000	$225,466 60,000 —	$31,398 37,718 31,623

E. Mark Rajkowski Senior VP and CFO(5)	2004 — —	$208,336 — —	$528,180 — —	$98 — —	$1,611,900 — —	35,000 — —	$82,467 — —	$8,565 — —

Wendell L. Willkie, II Senior VP, General Counsel and Secretary	2004 2003 2002	$428,400 418,333 400,000	$265,740 44,300 132,000	$84,946 182,633 —	$345,600 — —	20,000 35,000 20,000	$90,000 30,000 —	$21,136 24,083 20,073

Mark T. Watkins Senior VP	2004 2003 2002	$429,600 421,200 408,655	$243,600 97,400 90,000	$45,866 108,972 —	$288,000 — —	17,500 31,000 20,000	$87,600 29,200 —	$24,247 26,597 22,363
(1)	Base salaries for 2004 include merit lump sum payments of $18,000 to Mr. Luke, $12,000 to Mr. Buzzard, $8,400 to Mr. Willkie and $8,400 to Mr. Watkins in lieu of salary increase.

(2)	“Other Annual Compensation” represents appreciation in the value of assets held in the executives’ deferred compensation accounts, reflecting the favorable performance of the investment funds in the deferred compensation plan, including the MeadWestvaco Stock Fund.

(3)	On March 3, 2004, Messrs. Luke, Buzzard, Willkie and Watkins received grants of 40,000, 20,000, 12,000 and 10,000 shares of restricted stock, respectively. On August 16, 2004, Mr. Rajkowski received a grant of 54,000 shares of restricted stock. The shares of restricted stock vest in full on the third anniversary of the date of grant. Dividends are payable on the shares of restricted stock. The amounts set forth under “Restricted Stock Awards” represent the closing market price for the same number of unrestricted shares of MeadWestvaco common stock on the date of grant. As of December 31, 2004, the value of the restricted stock holdings for Messrs. Luke, Buzzard, Rajkowski, Willkie and Watkins was $1,355,600, $677,800, $1,830,060, $406,680 and $338,900, respectively.

(4)	For 2004, “All Other Compensation” represents an executive life insurance premium of $9,030 for Mr. Luke, $3,174 for Mr. Buzzard, $631 for Mr. Rajkowski, $2,228 for Mr. Willkie and $3,167 for Mr. Watkins, and company matches to MeadWestvaco’s Savings Plan and MeadWestvaco’s Deferred Income Plan of the following amounts, respectively, $8,200 and $36,441 for Mr. Luke, $8,200 and $20,024 for Mr. Buzzard, $0 and $7,934 for Mr. Rajkowski, $8,200 and $10,708 for Mr. Willkie, and $8,200 and $12,880 for Mr. Watkins. These executive officers held interests equivalent to a total of 133,844 shares of MeadWestvaco common stock under these plans as of December 31, 2004.

(5)	Mr. Rajkowski joined the company on August 16, 2004 as Senior Vice President and Chief Financial Officer. Mr. Rajkowski’s salary reflects compensation earned beginning on his date of hire. The bonus listed for Mr. Rajkowski includes a $200,000 signing bonus that was paid to Mr. Rajkowski upon joining the company.

Option Grants in the Year Ended December 31, 2004

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Year(2)	Exercise Price ($/Sh)	Expiration Date	5%	10%
John A. Luke, Jr.	100,000	9.16%	$28.59	2/23/2014	$1,798,010	$4,556,510
James A. Buzzard	45,000	4.12%	$28.59	2/23/2014	$809,104	$2,050,429
E. Mark Rajkowski	35,000	3.21%	$29.62	8/16/2014	$651,865	$1,651,954
Wendell L. Willkie, II	20,000	1.83%	$28.59	2/23/2014	$359,602	$911,302
Mark T. Watkins	17,500	1.60%	$28.59	2/23/2014	$797,389	$82,901
All Optionees	1,095,030	100%	$28.62		$19,711,308	$49,952,323
All stockholders(3)					$3,666,689,574	$9,292,103,163
Optionees gain as % of all stockholder gain					0.54%	0.54%
(1)	The dollar amounts under these columns are not intended to and may not accurately forecast possible future appreciation, if any, of MeadWestvaco’s common stock price. These are purely hypothetical amounts resulting from calculations at the 5% and 10% rates required by the Securities and Exchange Commission.

(2)	All options are granted at market value on the date of grant and become exercisable ratably over a three-year period beginning twelve months from the date of grant.

(3)	As of December 31, 2004, there were 203,930,342 shares of common stock outstanding. The calculations shown are based on the assumed rates of appreciation, compounded annually, from the stock’s fair market value of $28.59 on February 23, 2004 when the above options were granted.

Aggregated Option Exercises in Last Year

and December 31, 2004 Option Values

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Unexercised Options at December 31, 2004(2) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2004(2) Exercisable/ Unexercisable
John A. Luke, Jr.	0	$0.00	945,259/233,332	$4,536,326/$1,747,908
James A. Buzzard	0	$0.00	237,784/88,332	$1,135,900/$ 626,283
E. Mark Rajkowski	0	$0.00	0/35,000	$0/$ 152,950
Wendell L. Willkie, II	14,548	$57,506	240,819/49,999	$1,060,053/$ 358,278
Mark T. Watkins	0	$0.00	78,130/44,832	$375,921/$ 318,161
(1)	The value realized on stock option exercises represents the difference between the grant price of the options and the market price of the shares of underlying stock as of the date of exercise multiplied by the number of options exercised. All grants are made at the fair market value of the stock on the date of grant.

(2)	The value of unexercised in-the-money options represents the difference between the grant price of the options and the market price of the underlying security at December 31, 2004, which was $33.99, multiplied by the number of in-the-money options outstanding.

Pension Plan Table for Year 2004

MeadWestvaco Corporation

	Years of Service
Remuneration	5	15	20	25	30	35	40
$500,000	$38,700	$115,900	$154,600	$193,400	$231,800	$270,400	$309,100
750,000	58,700	175,900	234,600	293,400	351,800	410,400	469,100
1,000,000	78,700	235,900	314,600	393,400	471,800	550,400	629,100
1,250,000	98,700	295,900	394,600	493,400	550,400	690,400	789,100
1,500,000	118,700	355,900	474,600	593,400	690,400	830,400	949,100
1,750,000	138,700	415,900	554,600	693,400	830,400	970,400	1,109,100

The table above shows the approximate annual retirement benefits payable under the MeadWestvaco Retirement Plan for Salaried Employees based upon the noted compensation levels and years of service. Benefits under the retirement plan become vested after five years of service. Benefits are also reduced by one-half of a participant’s primary Social Security Benefit. These approximated benefits have been calculated assuming the participant retires at age 65, on a straight-life annuity basis without regard to optional forms of payment. Participants are eligible for an unreduced benefit at age 62 with 20 or more years of service. Note that legacy Mead participants receive benefits computed under the prior Mead Retirement Plan formula through December 31, 2002 updated with pay at retirement and under the new MeadWestvaco formula beginning on January 1, 2003.

As of December 31, 2004, Mr. Luke had 26 years of service credit under the plan, Mr. Buzzard had 27 years of service credit under the plan, Mr. Rajkowski had accumulated four months of service credit under the plan, Mr. Willkie had almost ten years of service credit under the plan and Mr. Watkins had eight years of service credit under the plan.

In January of 2004, the company adopted a supplemental executive retirement plan which covers Messrs. Luke, Buzzard, Rajkowski, Willkie and Watkins, the purpose of which is to attract and retain mid-career executives until normal retirement age (65). The plan follows the benefit formula and vesting provisions of the company’s qualified retirement plan formula, but recognizes additional years of service up to a maximum for certain mid-career hires. Under this formula, assuming retirement at age 65, it is possible that Mr. Rajkowski could accrue an additional 11.25 years of service and Messrs. Willkie and Watkins could accrue an additional 9.75 years of service. Messrs. Luke and Buzzard would not accrue any additional service under this formula. Generally, normal retirement benefits are payable in annuity form subject to reduction for early retirement and offset by other benefits as described in the company’s qualified plan.

2004 Long-Term Incentive Table

Name	Number of Shares, Units or Other Rights	Performance Payout Period(2)	Total Estimated Future Payouts under Non-Stock Price-Based Plans Target Amount

John A. Luke, Jr.(1)	—	2005-2006	$1,194,120
James A. Buzzard(1)	—	2005-2006	$450,894
E. Mark Rajkowski(1)	—	2005-2006	$164,913
Wendell L. Willkie, II(1)	—	2005-2006	$180,000
Mark T. Watkins(1)	—	2005-2006	$175,200
(1)	Based upon performance during 2004, potential long-term awards for the 2004 year were credited to Mr. Luke in the amount of $1,454,880, Mr. Buzzard in the amount of $556,360, Mr. Rajkowski in the amount of $247,380, Mr. Willkie in the amount of $210,000 and Mr. Watkins in the amount of $204,400. The financial performance objectives that had been established for 2004 by the Compensation and Organization Development Committee of the Board of Directors (the “Committee”) related to the following financial performance measures: (1) total stockholder return, (2) return on capital employed, and (3) capital management. These goals were attained in 2004 and the Committee authorized long-term incentive awards according to plan formula at 140% of target which was credited to an executive’s long-term award account. The Committee also authorized payment of one-third of the credited accounts and payment of such amounts was made in February of 2005.

(2)	No additional award credits will be made to the long-term plan after the 2004 year and the Committee will authorize payment of remaining balances credited to participants’ accounts as follows: after the close of 2005 year, the Committee will authorize payment of one-half of any remaining long-term award account (subject to adjustment for performance in 2005), and after the close of 2006, distribute the remaining balance left in any long-term award accounts (subject to adjustment for performance in 2006). Future payments are subject to review and approval of the Committee.

Change of Control Agreements

Under MeadWestvaco’s change of control agreements approved in November 2003, the company agrees to provide severance benefits to designated executive officers in the event of a termination of employment other than for cause within two years following a “change of control event.”

Under the agreements, if severance is due and payable, the cash payment for Messrs. Luke, Buzzard, Rajkowski and Willkie is equal to an average of three times the officer’s base salary and annual and long-term compensation “actually paid” (rather than target) measured over the three-year period immediately prior to the change of control event, with welfare benefits, including health insurance, continuation for three years. In the case of Mr. Watkins, the cash severance multiple is equal to two times this actual compensation average with welfare benefit continuation for two years only. The agreements provide for a reduced severance benefit in the event of a change of control resulting from a merger of equals business combination, as defined in the agreements.

Depending on the change of control event, the executive may also be eligible for an additional supplemental lump-sum pension equal to the benefit he or she would have accrued if the executive continued employment with the company for an additional three years. The agreements also provide that to the extent that any payment or benefit is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code exceeds 110% of the maximum that can be received without the excise tax being imposed, the executive will receive a payment to restore him or her to the after-tax position he or she would have been in had the tax not been imposed.

Change of Control Agreement with Mr. Luke

The terms and conditions of Mr. Luke’s employment are described in his change of control agreement under which he is employed as Chairman and Chief Executive Officer of MeadWestvaco. The agreement has a three-year term beginning on January 29, 2004 with provision for automatic renewal, unless otherwise terminated in accordance with the agreement.

In exchange for his services, Mr. Luke receives an annual base salary and is also entitled to participate in all benefit and compensation programs applicable generally to other executives of MeadWestvaco.

3. Proposal for Adoption of MeadWestvaco Corporation 2005

    Performance Incentive Plan

Background

MeadWestvaco Corporation (the “Company”) believes its long-term interests are best advanced by aligning the interests of its key employees with the interests of its stockholders. On February 22, 2005, the Board of Directors adopted, subject to stockholder approval, the MeadWestvaco Corporation 2005 Performance Incentive Plan (referred to in this proxy statement as the “Plan”). Plan approval will permit the Company to continue to use stock-based compensation to align stockholder and employee interest and to motivate employees providing services to the Company. The Plan is intended to supersede the Company’s existing equity and incentive compensation plans.

The Plan authorizes the Compensation and Organization Development Committee (the “Committee”) to award stock options, stock appreciation rights, restricted stock, restricted stock units and incentive compensation with vesting and performance-based award conditions to Company employees in order to reinforce the alignment of stockholder and management interests. Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) with respect to options and other awards by qualifying payments under the Plan as performance-based compensation under Section 162(m).

Plan Term: The plan will be effective February 22, 2005, subject to approval by the Company’s stockholders and will terminate with respect to the grant of new awards upon the tenth anniversary of the effective date.

Award Types: Options, stock appreciation rights, restricted stock (including performance share awards), restricted stock units and cash incentive compensation awards may be awarded under the Plan.

Shares Authorized: 12,000,000, plus any shares subject to outstanding awards under The Mead Corporation Restricted Stock Plan, the MeadWestvaco Corporation 1999 Salaried Employee Stock Incentive Plan, the MeadWestvaco Corporation 1995 Salaried Employee Stock Incentive Plan and the MeadWestvaco Corporation 1996 Stock Option Plan (collectively, the “Prior Plans”) that, on or after February 22, 2005, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable shares).

Eligibility: Any current or prospective officers or employees of the Company and its subsidiaries, including any director of the Company who is also an employee in his or her capacity as such. The Committee determines which eligible participants will receive awards under the Plan. The Company expects that approximately 350 persons currently would qualify to participate in the Plan.

Administration: The Plan will be administered by the Compensation and Organization Development Committee of the Board of Directors. Under NYSE rules, members of the Committee are required to satisfy the NYSE’s standards for independence. The Committee may delegate various functions for the administration of the Plan to employees of the Company excluding the approval of Awards under the Plan to executive officers and senior management employees of the Company.

Individual Award Limits: No participant may be granted options and stock appreciation rights covering more than 3,000,000 shares over any three fiscal year period. No participant may be granted awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code covering more than 400,000 shares (other than options or stock appreciation rights) in any one fiscal year, subject to certain anti-dilution and other adjustments. The maximum amount payable pursuant to the portion of incentive compensation awards granted in any one calendar year to any Participant that are denominated in dollars and are intended to qualify as performance based compensation under Code Section 162(m) is (i) $6,000,000 with respect to awards based on performance over one fiscal year, and, separately (ii) $6,000,000 with respect to awards based on performance over a period longer than one fiscal year.

Stock Options: Under the terms of the Plan, the exercise price for stock options must equal the fair market value of the Company’s common stock on the date of grant, the vesting period must be no earlier than one year from the date of grant (except upon a change of control, termination of employment due to death, disability or retirement or pursuant to the terms of an offer to a newly hired executive) and the term of any option may not exceed 10 years. Otherwise, the Committee has discretion to determine any other terms and conditions otherwise consistent with the Plan. Options granted under the Plan may be either incentive stock options qualifying under Section 422 of the Code (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Committee as described in the Plan. The Plan prohibits repricing stock options without stockholder approval.

Stock Appreciation Rights: A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options or, when granted tandem to other awards, to the same terms as those other awards. Stock appreciation rights cannot be repriced without stockholder approval.

Restricted Stock and Restricted Stock Units: Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as specified by the Committee. The Committee has discretion to determine the terms of any restricted stock award subject to the Plan’s provisions; provided, however, that the minimum vesting period must cover at least a 3-year period unless the grant, issuance, vesting or retention of the award is contingent upon satisfaction of a performance criteria with a performance period of at least one year. Exceptions to the vesting provisions may also apply in the event of termination of employment due to death, disability or retirement, upon a change of control or pursuant to the terms of an offer to a newly hired executive.

Incentive Compensation Awards: The Plan authorizes the grant of incentive compensation awards or the establishment of a program for incentive compensation awards, pursuant to which an individual award or a funding pool from which Participants are paid is contingent upon the achievement of performance criteria specified by the Committee. Each of the Company’s named executive officers will participate in any incentive compensation arrangement or program established under the Plan. The Committee has sole discretion to determine the terms of any incentive compensation arrangement or program, including the maximum amount payable (subject to the Plan’s stated limits), the performance period, which must be not less than one year, performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an incentive compensation award prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Plan. Incentive compensation awards are payable in cash or shares of Common Stock as determined by the Committee.

Qualifying Performance Criteria: The Committee may establish performance criteria (including levels of required achievement, where appropriate), determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of, or the amount payable pursuant to an Award (including any cash payment) which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

Qualifying Performance Criteria are listed in the Plan document at page D-12 below.

Transferability: Generally, awards are only transferable by a recipient’s last will and testament and by the applicable laws of descent and distribution, unless provided otherwise by the Committee.

Change of Control: Unless the Committee or the Board of Directors specifies otherwise prior to the Change of Control, as defined in the Plan, and assuming the assumption of Awards by a successor, a participant who is involuntarily terminated within twenty-four (24) months of a Change of Control shall have the ability to exercise an option or stock appreciation right in full until the earlier of the award’s original expiration term or a date two years following the employee’s termination of employment. Certain exceptions apply in the case of an executive’s retirement. With respect to incentive compensation (payable in cash, restricted stock or restricted stock units), the Committee may determine prior to the Change of Control whether upon any such termination of employment any conditions to the grant, issuance, retention, vesting, settlement, or transferability of or any other restrictions applicable to the award may be waived to reflect the Company’s performance to date and the extent to which a pro rata portion of such award may be paid or distributed.

Adjustments: In the event a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, the Committee (or the Board) may, in its discretion, adjust the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards and the exercise price of outstanding stock options and the number and kind of shares subject to the various limitations under the Plan.

Amendments: The Board of Directors may terminate, amend or discontinue the Plan and the Committee may amend or alter any agreement or other document evidencing an award made under the Plan, provided that no action may be taken by the Board of Directors to amend the Plan in any manner requiring stockholder approval.

Tax Consequences: The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Stock Options: ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the options must satisfy various other conditions more fully described in the Internal Revenue Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Restricted Stock and Restricted Stock Units: Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

Incentive Compensation Awards: A participant will have taxable income at the time an incentive compensation award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

Company Deduction and Section 162(m): For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes (the “named executive officers”), Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that NQSOs, ISOs and stock appreciation rights should qualify as performance-based compensation. The Committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive compensation awards in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code.

New Plan Benefits. As of the date of this proxy statement, no awards have been made under the Plan. The benefits that will be awarded or paid under the Plan are not currently determinable. As of March 1, 2005, the closing price of a share of the Company’s Common Stock was $32.35.

Equity Compensation Plan Information

At December 31, 2004

(shares in thousands)

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category	(a	)	(b	)	(c	)
Equity compensation plans approved by stockholders	16,030		$28.92		2,906
Equity compensation plans not approved by stockholders	—		—		—

Total	16,030		$28.92		2,906

There are no equity compensation plans of the Company that have not been approved by stockholders.

Vote required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the Plan, provided that at least a majority of the outstanding shares vote on the matter. Unless marked to the contrary, proxies received will be voted FOR approval.

The Board of Directors of the Company recommends a vote FOR the approval of the 2005 Performance Incentive Plan.

4. Stockholder Proposal on Director Election Majority Vote

    Standard

The following proposal (Item 4 on the proxy card), if properly presented, will be considered at the meeting. The name, address and share holdings of the stockholder proponent will be supplied upon request.

RESOLVED: That the stockholders of MeadWestvaco Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders.

Supporting Statement:

Our Company is incorporated in Delaware. Among other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company’s director election vote standard. Specifically, this stockholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company’s current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. So even if 99.99% of the shares “withhold” authority to vote for a candidate or all the candidates, a 0.01% “for” vote results in the candidate’s election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company’s governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

We urge your support of this important director election reform.

Statement in Opposition:

MeadWestvaco has a history of electing, by a plurality, a strong and independent Board. Since the creation of MeadWestvaco in 2002, we have held three annual meetings of stockholders. In the last three years, every Board member was re-elected by a vote of at least 97% of votes cast. The Board believes that the current plurality voting requirement for the election of directors is fair and impartial in that it applies equally to any candidate who is nominated for election to the Board. The plurality voting threshold is the accepted standard for the election of directors of publicly traded companies.

The proposal would not change the effect of votes when an incumbent director is renominated and not opposed by another nominee. Consistent with the provisions of the Delaware General Corporation Law, the company’s bylaws provide that directors shall hold office from the date of their election until their successors have been elected and qualified. An incumbent director who did not receive a majority of the votes cast would therefore remain in office, unless he or she chose to resign, until such person’s successor was elected and qualified. As a result, the majority vote standard advocated in the proposal would not necessarily affect the outcome of uncontested annual meeting votes to re-elect incumbent directors.

Our Board believes that a change in voting method is unnecessary in light of the processes we have established for election of directors and our corporate governance principles. Our Board believes that we already have a strong corporate governance process designed to identify and propose director nominees who will serve the best interests of our company and all stockholders. In recommending nominees, the Nominating and Governance Committee considers the following qualifications: the highest integrity and ethical standards; the ability to provide wise and informed guidance to management; a willingness to pursue thoughtful, objective inquiry on important issues before the company; a commitment to enhancing stockholder value; and a range of experience and knowledge commensurate with the company’s needs as well as the expectations of knowledgeable investors. The procedures followed by the Nominating and Governance Committee in considering and recommending nominees are more fully described earlier in this proxy statement. In light of the foregoing, our Board believes the existing plurality voting standard and the role of the Nominating and Governance Committee provides an effective mechanism for electing an independent Board that is committed to delivering long-term stockholder value.

For these reasons, your Board of Directors recommends that you vote AGAINST the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the company’s officers and directors, and persons who own more than 10% of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file. The company’s administrative staff regularly assists its executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.

Based solely upon a review of the copies of such reports furnished to the company and of such reports in its possession, and of representations by certain reporting persons, the company believes that all of its directors, executive officers and 10% stockholders complied with all filing requirements under Section 16(a) in 2004, except that a Form 4 for Susan J. Kropf reporting the sale of 260 shares held in a brokerage account that was required to be filed by April 6, 2004 was filed on April 13, 2004.

Expenses of Solicitation

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the company. In addition to solicitation by mail, directors, officers and employees of the company may solicit proxies and voting instructions in person, by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The company has retained Georgeson Stockholder Communications, Inc., at an estimated cost of $15,000, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Stockholder Proposals and Nominations

Stockholder proposals intended for inclusion in next year’s Proxy Statement must be received by the Secretary of the company not later than November 25, 2005. In addition, MeadWestvaco’s bylaws outline procedures that a stockholder must follow to nominate directors or to bring other business before stockholders’ meetings. For a stockholder to nominate a candidate for director at the 2006 Annual Meeting of Stockholders, notice of such nomination must be given to the Secretary of the company not later than 90 days in advance of such meeting. The notice must describe various matters regarding the nominee and conform to requirements specified in the company’s bylaws, a copy of which can be obtained by contacting the Secretary. For a stockholder to bring other business before the 2006 Annual Meeting of Stockholders, notice must be given to the Secretary of the company between December 27, 2005 and January 26, 2006, and must include a description of the proposed business, the reason for conducting such business and other specified matters.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of the company’s shares, your broker, bank or other nominee may only deliver one copy of the company’s proxy statement and annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the company by telephone at (203) 461-7500 or by submitting a written request to Corporate Secretary, MeadWestvaco Corporation, One High Ridge Park, Stamford, Connecticut 06905. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Wendell L. Willkie, II

Senior Vice President, General Counsel and Secretary

March 22, 2005

ANNEX A

MeadWestvaco

Corporate Governance Principles

The mission of the Board of Directors is to foster the success of MeadWestvaco Corporation, including the enhancement of long-term stockholder value. It is the duty of the Board to oversee the management of MeadWestvaco’s business. These corporate governance principles, as adopted by the Board, present the framework within which directors fulfill their responsibilities and discharge this duty.

Board of Directors Functions

MeadWestvaco’s business is conducted by its officers, managers and employees under the direction of the chief executive officer (CEO) and the oversight of the Board. The Board has six scheduled meetings a year at which it reviews and discusses reports by management on the performance of the company, its strategy, plans and prospects, as well as significant issues facing the company. In addition to its general oversight of management, the Board performs a number of specific functions, including:

•	Monitoring the company’s performance

•	Reviewing and approving the company’s strategic plans and financial objectives

•	Selecting, evaluating and compensating the CEO and overseeing CEO succession planning

•	Reviewing and approving, as appropriate, company policies and procedures for maintaining the integrity of the company, including the integrity of financial statements and accountability for compliance with all legal and ethical requirements

•	Reviewing and approving, as appropriate, company policies and procedures for the management of company assets, including human resources

In addition, the Board is a source of advice and guidance to management on significant issues before the company. The Board undertakes a thorough review of the company’s long-term strategic plans and other principal issues before the company during one extended Board meeting each year.

Director Qualifications

The Nominating and Governance Committee is responsible for recommending qualified individuals for membership on the Board of Directors in accordance with its charter. The Committee periodically reviews with the Board the requisite qualifications of new Board members as well as the composition of the Board as a whole. This assessment addresses independence of Board members, as well as the consideration of experience, judgment, knowledge, and diversity in the context of the needs of the Board.

General criteria for the nomination of director candidates include:

•	The highest integrity and ethical standards;

•	The ability to provide wise and informed guidance to management;

•	A willingness to pursue thoughtful, objective inquiry on important issues before the company; and

•	A range of experience and knowledge commensurate with the company’s needs as well as the expectations of knowledgeable investors.

Directors are required to abide by the MeadWestvaco Code of Conduct. Directors are also expected to be stockholders of the company. Individuals who serve on the Board of Directors are expected to commit the time that is necessary to meet the demands of service on the Board. Directors should advise the Chairman of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another public company board. It is expected that directors who are actively employed as officers at other public companies will limit their directorships of other public companies to three and other directors will limit their directorships of other public companies to five, in each case, to ensure sufficient time for informed exercise of their Board responsibilities. In addition, members of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies. No director may serve beyond the date of the first annual stockholders’ meeting after attaining age 70.

The Nominating and Governance Committee reviews each director’s continuation on the Board upon completion of the director’s term of service. The Board has not established term limits, because it believes that on balance term limits would sacrifice the contribution of directors who have been able to develop, over a period of time, increasing insight into the company and its operations. The Nominating and Governance Committee reviews continued service on the Board of any director who experiences a significant change in his or her principal occupation or business association.

Director Independence

The Board has a clear majority of directors who meet the criteria for independence as determined by the Nominating and Governance Committee, consistent with the requirements of the New York Stock Exchange. Directors who do not meet the NYSE’s independence standards can also make valuable contributions to the Board and to the company by reason of their experience and wisdom.

To be considered independent under the NYSE rules, the Board determines that a director does not have any direct or indirect material relationship with MeadWestvaco. The Board has established the following guidelines to assist it in determining director independence consistent with the requirements of the NYSE rules.

A director will not be considered independent if in the preceding three years:

(a) the director was an employee of MeadWestvaco;

(b) the director has received substantial compensation from MeadWestvaco other than in his or her capacity as a director;

(c) the director has an immediate family member who was employed by MeadWestvaco as an executive officer;

(d) the director or immediate family member served as an executive officer of another company where the annual payments to or payments from MeadWestvaco for property or services in any single fiscal year exceeded two percent of the annual consolidated gross revenues of the company at which he or she served as an executive officer;

(e) the director served as an executive officer of a tax exempt organization, and MeadWestvaco’s contributions to the organization in any single fiscal year exceeded the greater of $1,000,000 or two percent of such tax exempt organization’s consolidated gross revenues.

The Board annually reviews all commercial and charitable relationships of directors. Whether directors meet these categorical independence tests will be reviewed and will be made public annually.

The Board may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards.

Director Responsibilities

The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the company and its stockholders. The directors expect the company’s executives, as well as its outside advisors and auditors, to conduct their responsibilities in accordance with the highest standards of honesty and integrity, faithfully discharging their obligations to stockholders. The Board also expects management carefully to observe the company’s responsibilities to other interested parties, including employees, customers and the communities in which the company does business.

With guidance from the Board of Directors, the Chair establishes the agenda for each Board meeting. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet when necessary to discharge their responsibilities properly. The Board expects information regarding the business to be conducted at a regularly scheduled Board meeting will ordinarily be distributed at least three days in advance of the meeting.

The nonmanagement directors ordinarily meet in executive session at each regularly scheduled Board meeting. The director who presides at these meetings is chosen by annual rotation from among the chairmen of the following Board Committees: Audit, Compensation and Organization Development and Nominating and Governance. The presiding director chairs the executive sessions and reports back as appropriate to the CEO.

The Board expects that management speaks for the company. In carrying out their responsibilities, directors have the access they need to management of the company.

Board Committees

The Board shall have at all times an Audit Committee, a Compensation and Organization Development Committee, and a Nominating and Governance Committee. The Nominating and Governance Committee shall determine that each of the members of these committees is an independent director under the criteria established by the Board, consistent with the requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board also has a Finance Committee and a Safety, Health and Environment Committee. These five committees meet regularly. Finally, there is an Executive Committee which does not ordinarily meet but may be convened under certain circumstances when a special meeting of the Board is not practical or is not warranted.

Committee members are appointed by the Board upon recommendation of the Nominating and Governance Committee with consideration of the qualifications and independence of individual directors. There shall be regular rotation of committee assignments for members of the Board. The Nominating and Governance Committee annually reviews committee assignments and considers the rotation of the Chairs and members with a view toward balancing the benefits of diversity of experience and perspective with continuity and requisite expertise. It is the expectation of the Board that an individual will not chair a committee for more than five consecutive years.

Each committee has its own charter. The charters set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters also provide that each committee annually evaluates its performance.

The Chair of each committee, in consultation with management, determines the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chair of each committee, in consultation with management, is responsible for the committee’s agenda. Members of each committee may suggest subjects for the committee’s agenda.

The Board recognizes that, in certain circumstances, it may be appropriate for the Board or its committees to retain advisors who have no relationships with the company’s management. For this reason, the Board and each of the Audit, Compensation and Organization Development, and Nominating and Governance Committees have the authority, upon their own initiative, to engage independent legal, financial or other advisors.

The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Director Compensation

The form and amount of director compensation is consistent with industry standards and is recommended by the Nominating and Governance Committee to the Board in accordance with the policies and principles set forth in its charter. The Nominating and Governance Committee periodically reviews director compensation. In discharging its duty, the Committee is guided by two goals: compensation should fairly pay directors for work required in a company of MeadWestvaco’s size and scope and compensation should align directors’ interests with the long-term interests of stockholders. Accordingly, a substantial portion of directors’ compensation is in the form of equity.

Director Orientation and Continuing Education

The company is expected to have an appropriate orientation program for new directors. Reflecting a commitment to continuing education of the Board, management is expected to ensure that all directors, including those newly appointed, are familiar with the company’s strategic plans, business and operations, its significant financial, accounting and risk management issues, its compliance programs, its principal officers, and its internal and independent auditors. Director orientation and continuing education includes, as is practical, visits to significant company facilities.

CEO Evaluation and Management Succession

The Compensation and Organization Development Committee conducts an annual review of the CEO’s performance in light of his or her performance relative to the company’s strategic goals and objectives as approved by the Board. The Board reviews the Committee’s report in order to ensure that the CEO is providing the best leadership for the company.

The Compensation and Organization Development Committee also provides an annual report to the Board on succession planning for the CEO and other executive officers. The CEO evaluates and makes recommendations regarding potential successors to these positions. The Committee reviews as appropriate with the Board potential candidates to succeed the CEO.

Annual Performance Evaluation

The Board conducts an annual self-evaluation to determine whether it, its committees and individual directors are performing effectively. The Nominating and Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. The assessment focuses on the Board’s contribution to the company and on areas in which the Board or management believes that the Board could enhance its contribution to the company.

-As amended October 26, 2004

ANNEX B

MeadWestvaco

Audit Committee Charter

Authority

The Board by resolution dated January 30, 2002, established the Audit Committee and adopted its Charter. The Charter was first amended by a resolution of the Board dated January 28, 2003 and was further amended by a resolution of the Board dated October 26, 2004.

Purpose

The Committee is appointed by the Board to assist the Board in fulfilling its responsibilities to the stockholders, potential stockholders and investment community relating to corporate accounting, reporting practices of the company and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and management of the company. The Committee shall fulfill its duties by reviewing and monitoring: (1) the integrity of the financial statements of the company and internal controls over financial reporting, (2) the compliance by the company with legal and regulatory requirements, (3) the independence and qualifications of the company’s independent auditors and (4) the performance of the company’s internal audit function and independent auditors. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the company’s policies (including the company’s Code of Conduct), procedures and practices at all levels.

Composition

The Committee shall have a minimum of three directors. The Board, upon recommendation of the Nominating and Governance Committee, shall appoint the Committee members and a Chairman. The Board may fill vacancies on the Committee. All Committee members shall possess the independence and other qualifications required by the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities, and at least one member shall be an “audit committee financial expert” as defined by the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The Board may remove a member from the Committee with or without cause.

Meetings

The Committee will meet at the call of its Chairman or the Chairman of the Board, whenever and as often as either of them determines, but not less frequently than quarterly. The Committee shall meet periodically in separate executive sessions with management, the internal auditor and the independent auditors, and have such other direct and independent interaction with such persons from time to time as the members of the Committee may deem appropriate. A majority of the Committee members will be a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present will be the action of the Committee. Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee without a meeting if all of the members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary. The Committee may form and delegate authority to subcommittees or to its Chairman when appropriate. The Chairman will report from time to time to the Board on Committee actions and on the fulfillment of the Committee’s duties under its Charter. This Charter shall be posted on the company’s website. The Committee Secretary (who will be the Corporate Secretary) or another designee of the Committee will be responsible for maintaining minutes of all Committee meetings, which will be available to all Board members, except as otherwise provided by the Committee.

Duties and Responsibilities

The Committee shall make regular reports to the Board. While the Committee has the responsibilities and powers set forth in this Charter, management of the company is responsible for preparing the company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee regularly reviews these matters with management and the independent auditors. The Committee recognizes that management of the company (including the internal audit staff), as well as the company’s independent auditors, have more knowledge and detailed information about the company than the members of the Committee, and consequently, in carrying out its oversight responsibilities, the Committee of necessity, in significant measure, must rely on management of the company and its independent auditors. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

In discharge of its responsibilities, the Committee shall:

Documents/Reports Review

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.	Review the annual audited financial statements (including, without limitation, footnotes and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and major issues with management, including those issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the company’s financial statements, any special steps adopted in light of any material weaknesses or significant deficiencies in internal controls over financial reporting that may arise and the adequacy of disclosures about changes in internal controls over financial reporting. Such review shall take place prior to the publication of the annual audited financial statements and the Committee shall recommend to the Board whether to include the financial statements in the company’s Annual Report to Stockholders and its Annual Report on Form 10-K.

3.	Review and discuss with management (including the senior internal audit executive) and the independent auditors the company’s report on internal controls over financial reporting and the report of the independent auditors on management’s assessment of internal control over financial reporting and on the operating effectiveness of the company’s internal control over financial reporting prior to the filing of the company’s Form 10-K.

4.	Review with management and the independent auditors the company’s quarterly financial statements (including, without limitation, footnotes and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the filing of its Form 10-Q.

5.	Review and discuss periodic reports from the independent auditors on (a) all critical accounting policies and practices of the company; (b) all alternative treatments of financial information within accounting principles generally accepted in the United States of America (GAAP) that have been discussed with management, the implications of the use of such alternative disclosures and treatments, and the auditor’s view of the treatment adopted or recommended; (c) significant deficiencies and material weaknesses in internal controls noted by the company or by the independent auditors and (d) other material communications between the independent auditors and management, such as any management letter; schedule of significant deficiencies and material weaknesses in internal controls; or schedule of unadjusted differences.

Financial Reporting Process

6.	Discuss with management and the independent auditors significant financial reporting issues, accounting estimates and judgments made in connection with the preparation of the company’s annual and interim financial statements.

7.	Review disclosures made to the Committee by the company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company’s internal controls.

8.	Review with management the company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information. The Chairman of the Committee may represent the entire Committee for purposes of this review.

9.	Review any off-balance sheet transactions, special purpose entities and transactions by and between affiliated companies.

10.	Periodically review and discuss financial information and earnings guidance provided to analysts and rating agencies. The foregoing shall supplement the Finance Committee’s periodic review of investor relations activities.

11.	Meet periodically with management to review the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

12.	Review major changes to the company’s application of accounting principles and auditing practices as suggested by the independent auditors, internal auditors and management.

13.	Review the company’s disclosure controls and procedures, and management’s assessment thereof.

Independent Auditors

14.	Have sole authority to appoint or replace the independent auditors (subject to stockholder ratification) and be directly responsible for determining the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting, including internal controls over financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

15.	Obtain and review a report from the independent auditors at least annually regarding the independent auditors’ internal quality-control procedures, any material issues raised within the preceding five years by the auditing firm’s internal quality-control review, by peer reviews of the firm, or by any governmental or other inquiry or investigation (including by the Public Company Accounting Oversight Board) relating to any audit conducted by the firm, any steps taken to deal with such issues, and all relationships between the independent auditors and the company.

16.	Review and evaluate the lead partner of the independent auditor team, and ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and the concurring audit partner (and also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the auditing firm on a regular basis).

17.

Pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the

Committee prior to the completion of the audit. The Committee may delegate to the Chairman the authority to pre-approve such non-audit services between regularly scheduled meetings provided that such approvals are reported to the Committee at the next Committee meeting.

18.	Obtain and review periodic written reports at least annually from the independent auditors regarding the auditors’ independence and discuss such reports with the auditor. Evaluate the qualifications, performance, and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independence of the independent auditors to the Board.

19.	Recommend to the Board policies for the company’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the company.

20.	Meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit.

21.	Obtain from the independent auditors assurance that it will inform the company’s management concerning any information coming to the auditor’s attention indicating that an illegal act has or may have occurred, and assure that such information has been conveyed, as appropriate, to the Committee.

22.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

23.	Review with the independent auditors any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company’s response to that letter. Such review should include:

a.	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required personnel or information and any disagreements with management;
b.	any changes required in the planned scope of the internal audit; and
c.	the internal audit department’s support of the annual independent audit.

Internal Audit

24.	Review the adequacy of the global corporate audit function, approve the appointment and replacement of the senior internal auditing executive and review the adequacy of the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

25.	Review the company’s internal system of audit and financial controls and significant reports to management prepared by the internal auditing department and management’s responses.

Ethical and Legal Compliance

26.	Advise the Board with respect to the company’s policies and procedures regarding compliance with applicable laws and regulations and with the company’s Code of Conduct.

27.	Discuss with management, the company’s General Counsel or senior internal auditing executive and, if appropriate, the independent auditors any condition which comes to their attention indicating that the company or its subsidiaries and affiliated entities, domestic and foreign, are not conforming to applicable legal requirements or the company’s Code of Conduct.

28.	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Chairman of the Committee should review and ensure appropriate action is taken on any significant complaints received, and the status of outstanding concerns will be appropriately reported by the Chairman of the Committee to the Board.

29.	Review with management, the company’s General Counsel and, if appropriate, the independent auditor matters that may have a material impact on the company’s financial statements, the company’s compliance policies or internal controls, any material reports or inquiries received from regulators or governmental agencies and any published reports that raise material issues regarding the company’s financial statements or accounting policies.

Regulatory Compliance

30.	Prepare the Committee report required by the rules of the Commission to be included in the company’s annual proxy statement.

31.	Meet at least annually with the company’s financial management, the senior internal auditing executive, and the independent auditors in separate executive sessions.

32.	Assess annually the Committee’s performance of the duties specified in this charter and report its findings to the Board.

Consultants and Others to Assist Audit Committee

The Committee shall have the authority to retain such independent legal, accounting or other advisors as it may deem appropriate in its sole discretion. The company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other approved services for the company, and to any advisors employed by the Committee. The Committee may also request any officer or employee of the company, or the company’s outside counsel or independent auditors, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

-As amended on October 26, 2004

ANNEX C

MeadWestvaco

Audit Committee Pre-Approval Policy

I.	Statement of Principles

The Audit Committee of MeadWestvaco Corporation (the “Company”) is required to pre-approve the audit and non-audit services for the Company and its consolidated subsidiaries performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Each year, the Audit Committee will review and approve anticipated Audit, Audit-related and Tax Services.

In addition, there are certain Categories of Services set forth in Appendix A under Audit, Audit-related and Tax Services that have the pre-approval of the Audit Committee. The term of any pre-approval is the Company’s fiscal year in question unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the Category of Services that may be provided by the independent auditor without obtaining separate pre-approval from the Audit Committee. At each regularly scheduled meeting, the Audit Committee will review an updated projection of the estimated annual fees to be paid to the independent auditor. The Audit Committee may amend the appendix to this Policy from time to time in its discretion.

II.	Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. The Audit Committee’s designee shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has determined to designate the Chairman of the Audit Committee as its designee. The Audit Committee may replace its designee or add additional designees at any time. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management; however, the Audit Committee may designate members of management to execute engagement letters for services that have been pre-approved.

III.	Audit Services

The annual Audit services engagement terms and fees will be subject to the separate pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Categories of Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be separately pre-approved by the Audit Committee or its designee.

IV.	Audit-related Services

Audit-related services are services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are otherwise traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix A. All other Audit-related services not listed in Appendix A must be separately pre-approved by the Audit Committee or its designee.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix A. All Tax services not listed in Appendix A must be separately pre-approved by the Audit Committee or its designee.

VI.	Other Permitted Non-Audit Services

All permissible non-audit services classified as Other Non-audit Services must be separately pre-approved by the Audit Committee or its designee.

VII.	Prohibited Services

A list of the SEC’s prohibited non-audit services is attached to this policy as Exhibit 1. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. Non-prohibited services shall be deemed permitted services and may be provided to the Company with the pre-approval of the Audit Committee or its designee.

VIII.	Pre-Approval Fee Levels

The Audit Committee will establish pre-approved fee levels for each anticipated service periodically. If the fees for any separately approved proposed service exceed the pre-approved level by 10% and $25,000, those additional fees will require separate pre-approval by the Audit Committee or its designee. All pre-approved services listed on Appendix A will not require separate pre-approval unless the fees for any individual service exceed $100,000. Fees for any pre-approved service that exceed $100,000 will require the separate approval of the Audit Committee or its designee.

IX.	Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation to the Audit Committee regarding the specific services to be provided.

X.	Procedures

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or grouping of related services, including fees, provided by the independent auditor;

•	A listing of services provided by the independent auditor that have been pre-approved by the Audit Committee or its designee since its last regularly scheduled meeting; and

•	An updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the independent auditor.

XI.	Effective Date

This policy shall be effective immediately upon approval by the Audit Committee.

-As approved June 2003, amended October 2003

Appendix A

Audit Services –

Category of Services

➢	Audits of the financial statements and internal control over financial reporting of the company or its subsidiaries required by SEC rules, lenders, statutory requirements, regulators, and others.

➢	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company.

➢	Accounting consultations and support related to generally accepted accounting principles.

Audit-Related Services –

Category of Services

➢	Audits related to investees and other contractual obligations such as the annual subtenant reports.

➢	Merger and acquisition attest services (e.g., closing balance sheet audits).

➢	Merger and acquisition due diligence services.

➢	Attest services related to the certification of internal controls structure (Sarbanes-Oxley Sections 302 and 404 certification/reporting).

Tax Services –

Category of Services

➢	U.S., federal, state and local tax planning and advice

➢	U.S., federal, state and local tax compliance

➢	International tax planning and advice

➢	International tax compliance

➢	Review of federal, state, local and international income, franchise and other tax returns

➢	Licensing of income tax preparation software and related programming from the independent auditor, provided the functionality is limited to the preparation of tax returns

Other Non-Audit Services –

➢	All Other Non-Audit Services must be separately pre-approved by the Audit Committee.

Except for Other Non-Audit Services which must always be separately pre-approved by the Audit Committee, all pre-approved services listed above will not require separate pre-approval by the Audit Committee unless the fees for any individual service exceed $100,000.

Exhibit 1

Prohibited Non-Audit Services

■	Bookkeeping or other services related to the accounting records or financial statements of the audit client. The independent auditor cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

■	Financial information systems design and implementation. The independent auditor cannot design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements, taken as a whole.

■	Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent auditor cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the independent auditor would audit the results.

■	Actuarial services. The independent auditor cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third-party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

■	Internal audit outsourcing services. The independent auditor cannot provide any internal audit services relating to accounting controls, financial systems or financial statements.

■	Management functions or human resources. Partners and employees of the independent auditor cannot act as a director, officer or employee of the Company, or perform any decision-making, supervisory, or ongoing monitoring function for the Company. The independent auditor cannot recruit, act as a negotiator on the Company’s behalf, deliver employee testing or evaluation programs, or recommend or advise that the Company hire, a specific candidate for a specific job.

■	Broker-dealer, investment adviser or investment banking services. The independent auditor cannot serve as a broker-dealer, promoter or underwriter of the Company’s securities.

■	Legal services and expert services unrelated to the audit. The independent auditor cannot provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction.

ANNEX D

MeadWestvaco Corporation

2005 Performance Incentive Plan

Article I

Purpose and General Provisions

Section 1.1    Purpose of Plan. The purpose of the MeadWestvaco Corporation 2005 Performance Incentive Plan (the “Plan”) is to advance the interests of MeadWestvaco Corporation (the “Company”) by attracting, retaining and motivating its employees and by further aligning the interests of the Company’s employees with those of the stockholders of the Company through providing for or increasing their proprietary interest in the Company.

The Plan provides for the grant of Incentive and Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and Incentive Compensation arrangements, which may be paid in cash or stock or a combination thereof, as determined by the Committee. Any of these Awards may be performance-based, in the discretion of the Committee.

Section 1.2    Definitions. The following terms shall have the meanings set forth below for purposes of the Plan.

(a)    “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, or Incentive Compensation arrangement or program granted to or covering a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as an Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

(b)    “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Committee implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments approved by the Committee.

(c)    “Board of Directors” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(e)    “Committee” has the meaning set forth in Section 1.3.

(f)    “Company” means MeadWestvaco Corporation, a Delaware corporation and its successors and assigns.

(g)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)    “Incentive Compensation” means a bonus opportunity awarded under Section 3.4 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(i)    “Incentive Stock Option” or “ISO” means a stock option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(j)    “Market Price” on a date means the average of the high and low trading price for the Company’s Shares on the New York Stock Exchange for that date, unless the Committee provides otherwise.

(k)    “Non-Qualified Stock Option” or “NQSO” means a stock option that does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

(l)    “Option” means an ISO and/or a NQSO granted pursuant to Section 3.1 of the Plan.

(m)    “Participant” means any individual described in Section 2.1 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(n)    “Performance Share” means an Award of Restricted Stock, the grant, issuance, vesting, transferability and/or retention of which is conditioned in whole or in part upon performance conditions established by the Committee.

(o)    “Performance Share Unit” means a Restricted Stock Unit Award, the grant, issuance, vesting or settlement of which is conditioned in whole or in part upon performance conditions established by the Committee.

(p)    “Plan” means The MeadWestvaco Corporation 2005 Performance Incentive Plan as set forth herein and as amended from time to time.

(q)    “Prior Plans” means The Mead Corporation Restricted Stock Plan, the MeadWestvaco Corporation 1999 Salaried Employee Stock Incentive Plan, the MeadWestvaco Corporation 1995 Salaried Employee Stock Incentive Plan and the MeadWestvaco Corporation 1996 Stock Option Plan.

(r)    “Qualifying Performance Criteria” has the meaning set forth in Section 5.1(b).

(s)    “Restricted Stock” means Shares granted pursuant to Section 3.3 of the Plan.

(t)    “Restricted Stock Unit” means an Award granted to a Participant under Section 3.3 pursuant to which Shares may be issued in the future.

(u)    “Shares” means shares of the Company’s common stock, par value $0.01, subject to adjustment as provided in Section 4.1.

(v)    “Stock Appreciation Right” means a right granted pursuant to Section 3.2 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the Stock Appreciation Right.

(w)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(x)    “Substitute Award” means an Award granted or issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards by a company or acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

Section 1.3    Administration.

(a)    Administration of the Plan. The Plan shall be administered by the Compensation and Organization Development Committee of the Board of Directors or such other committee of two or more directors as established from time to time by the Board of Directors. Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, or cause an Award that is contingent on the satisfaction of Qualifying Performance Criteria to not qualify for treatment as “performance based compensation” under Code Section 162(m). To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b)    Delegation of Authority by the Committee. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more officers of the Company (who may but need not be members of the Board of Directors) the ability to grant Awards and take the same actions as the Committee described in Section 1.3(c) or elsewhere in the Plan with respect to Participants who are not “executive officers” as defined in Exchange Act Rule 16a-1; provided, however, that the resolution so authorizing such Subcommittee shall specify the total number of Awards (if any) such Subcommittee may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Committee. No officer or officers who are members of any such Subcommittee shall designate himself or herself as a recipient of any Awards granted under authority delegated to such Subcommittee. Any action by any such Subcommittee within the scope of such delegation shall be treated for all purposes as if taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee. In addition, the Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Shares under Awards, to interpret and administer the terms of Award Agreements and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator be authorized to grant Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee established pursuant to Section 1.3(a) and, to the extent it so provides, any Subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval or modification by the Committee.

(c)    Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 2.1, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards and the exercise or exercise price of such Shares and the circumstances under which Awards become exercisable, vested or settled or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change of Control), or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 4.1; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d)    Determinations by the Committee. All decisions, determinations and interpretations by the Committee (including by any Subcommittee or by any administrators designated pursuant to Section 1.3(b)) regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e)    Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such Award may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

Section 1.4    Unfunded Plan. The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Section 1.5    Effective Date. This Plan was adopted by the Board of Directors of the Company and became effective on February 22, 2005 (the “Effective Date”), subject to approval by the Company’s stockholders. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders in which the total number of votes cast on the matter represent a majority of the outstanding shares; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

Article II

Eligibility; Shares Subject to Awards

Section 2.1    Eligibility. Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Committee for the grant of Awards hereunder. Options intending to qualify as ISOs may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Committee. For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Committee.

Section 2.2    Shares Subject to the Plan and Limitations on Awards.

(a)    Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards shall not exceed 12,000,000, plus any Shares subject to awards made under Prior Plans that are outstanding on the Effective Date of this Plan and become available pursuant to Section 2.2(b). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 4.1. The Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

(b)    Issuance of Shares. Shares subject to Awards that have been canceled, expired or forfeited or settled in cash and Shares subject to Awards that have been delivered or applied to the Company in payment or satisfaction of the exercise price or tax withholding obligation of an Award shall again become available for issuance under this Plan. Likewise, Shares subject to awards made under any of the Prior Plans that on or after the Effective Date are not issued as a result of such awards being canceled, expired, forfeited or settled in cash or that are delivered or applied to the Company in payment or satisfaction of the exercise price or tax withholding obligations of an award under a Prior Plan, as well as shares acquired by the Company on the open market or otherwise with the proceeds from the exercise or settlement price of an Award or a Prior Plan award shall be available for grant under this Plan. Shares issued in connection with a Substitute Award shall not count against the limits of this Section 2.2(b).

(c)    Tax Code Limits. The aggregate number of Shares subject to Options and Stock Appreciation Rights that may be granted under this Plan during any three fiscal year period to any one Participant shall not exceed 3,000,000. The aggregate number of Shares subject to any Award intended to qualify as “performance-based compensation” under Code Section 162(m), other than Options or Stock Appreciation Rights, that may be granted under this Plan in any one fiscal year to any one Participant shall not exceed 400,000. The Share numbers set forth in this Section 2.2(c) shall be calculated and adjusted pursuant to Section 4.1 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m). The maximum amount payable pursuant to that portion of an Incentive Compensation Award granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed the following separate and distinct limitations: (i) six million dollars ($6,000,000), if performance is measured with respect to a fiscal year, and (ii) six million dollars ($6,000,000), if performance is measured with respect to a period longer than a fiscal year.

(d)    Substitute Awards. Substitute Awards shall not be subject to the limits described in Section 2.2(a) above and shall not be subject to any other terms and conditions (for example, vesting and pricing) that apply to shares subject to Awards under the Plan.

Article III

Terms of Awards

Section 3.1    Options.

(a)    Option Awards. The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals. Except to the extent provided herein, no Participant shall have any rights as a stockholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below.

(b)    Price. The exercise price under each Option shall be established by the Committee and shall not be less than the Market Price of Shares on the date of grant, provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Market Value on the date such Option is granted if based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, withholding of Shares deliverable upon exercise or a combination thereof.

(c)    No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 4.1), an Option may not be repriced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(d)    Provisions Applicable to Options. In no event shall any Option become exercisable sooner than one (1) year after the date of grant except to the extent provided by the Committee in the event of: (i) the Participant’s death, disability or retirement, (ii) an award to a Participant upon his or her first becoming an employee of the Company (to replace prior employer forfeited compensation), or (iii) subject to Section 4.2, a Change of Control. The Committee may provide at the time of grant that the exercise price of an Option is adjusted after the date of grant based on the performance of the Company’s Common Stock price relative to a pre-established index. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Option shall expire within a period of not more than ten (10) years from the date of grant.

(e)    Incentive Stock Options. Notwithstanding anything to the contrary in this Section 3.1, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Market Price of Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will be deemed to occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 3.1 to the contrary, options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (a) the aggregate Market Price of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (b) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Code Section 422).

Section 3.2    Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 3.1. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 3.1; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Section 3.1, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Committee. Other than in connection with a change in the Company’s capitalization (as described in Section 4.1) the exercise price of a Stock Appreciation Rights may not be repriced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

(b)    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement. Stock Appreciation Rights granted pursuant to the Plan need not be identical, but each Stock Appreciation Right must contain and be subject to the terms and conditions set forth below.

(c)    Provisions Applicable to Stock Appreciation Rights. The Committee may grant a Stock Appreciation Right or provide for the grant of a Stock Appreciation Right, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals (which may include Qualifying Performance Criteria). In no event shall any freestanding SAR become exercisable sooner than one (1) year after the date of grant except to the extent provided by the Committee in the event of (i) the Participant’s death, disability or retirement, (ii) an award to a Participant upon his or her first becoming an employee of the Company (to replace forfeited prior employer compensation) or (iii) subject to Section 4.2, a Change of Control. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of a Stock Appreciation Right shall be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Stock Appreciation Right shall expire within a period of not more than ten (10) years from the date of grant.

Section 3.3    Restricted Stock and Restricted Stock Units.

(a)    General. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions and terms as the Committee deems appropriate. The Committee may specify that all of any part of an Award shall consist of Performance Shares, which shall be subject to the provisions of this Plan applicable to Restricted Stock except that the grant, issuance, vesting and/or transferability of the Shares thereunder are subject in whole or in part to performance conditions established by the Committee. To the extent determined by the Committee, Restricted Stock may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock Units are Awards denominated in units under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate. Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. The Committee may specify that all of any part of an Award shall consist of Performance Share Units, which shall be subject to the provisions of this Plan applicable to Restricted Stock Units except that the grant, issuance, vesting or settlement of the Award is subject in whole or in part to performance conditions established by the Committee. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b)    Award Agreement. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined from time to time by the Committee, (v) the term of the performance period, if any, as to which performance shall be measured for such Restricted Stock or Restricted Stock Units, (vi) restrictions on the transferability of the Restricted Stock or Restricted Stock Units, and (vii) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c)    Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units (including Performance Shares and Performance Share Units) shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee, which may include Qualifying Performance Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria shall be subject to a performance period of not less than one year, and the grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based solely upon continued employment or the passage of time shall not vest or be settled in full over a period of less than three years. Notwithstanding the other provisions of this Section 3.3(c), the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award in less than the time provided under this Section 3.3(c) in the event of: (i) the Participant’s death, disability or retirement, (ii) an award to a Participant upon his or her first becoming an employee of the Company (to replace prior employer forfeited compensation), (iii) subject to Section 4.2, a Change of Control or (iv) a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant.

(e)    Voting Rights. Unless otherwise determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding Shares on the Company’s stock ledger.

Section 3.4    Incentive Compensation.

(a)    General. The Committee may grant or establish a program for Incentive Compensation under which an individual Award or a funding pool from which Participants are paid is contingent upon such performance criteria (including Qualifying Performance Criteria) as the Committee may specify. Under any such arrangement, the Committee shall establish performance criteria and the level of achievement versus such criteria that shall determine the amount payable or available as Incentive Compensation, which criteria may be based on financial performance and/or personal performance evaluations but shall apply to a performance period of not less than one year.

(b)    Incentive Compensation Arrangements. Each “covered employee” of the Company (as defined and determined under Code Section 162(m)) shall be a Participant in any Incentive Compensation arrangement or program established by the Committee, provided that the amount payable to any Participant pursuant to any such Incentive Compensation arrangement or program shall be subject to reduction as provided in Section 3.4(d). In establishing an Incentive Compensation arrangement or program, the Committee shall set forth terms, to the extent applicable, regarding: (i) the maximum amount payable as Incentive Compensation or a formula for determining such; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) subject to the one year minimum set forth in Section 3.4(a), the term of the performance period as to which performance shall be measured for determining the amount of any payment; (iv) the timing of any payment earned by virtue of performance; (v) any forfeiture provisions; and (vi) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The terms of any Incentive Compensation arrangement or program shall be set forth in writing and may take the form of an Award Agreement or Award Agreements, term sheet or other document or documents as the Committee shall determine.

(c)    Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Compensation. Subject to the limitations described in Section 2.2(c), payment of the amount due any Participant as Incentive Compensation may be made in cash or in Shares, as determined by the Committee. The Committee may, but need not, allow a Participant to defer under any plan or arrangement established by it receipt of any amounts or Shares otherwise payable as Incentive Compensation.

(d)    Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Compensation arrangement on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

Article IV

Adjustment of and Changes to Common Stock; Change of Control

Section 4.1    Adjustment of and Changes to Common Stock.

(a)    In the event of a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or another such transaction or event, then each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 2.2 of this Plan, may be appropriately adjusted by the Committee to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The terms of any outstanding Award may also be adjusted by the Committee as to price, number of Shares subject to such Award and other terms to reflect the foregoing events.

(b)    In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, whether by reason of a change of control, other merger, consolidation or otherwise, then the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of a change described in this paragraph that does not occur in connection with a Change of Control, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as ISOs shall comply with the requirements, provisions and restrictions of the Code.

(c)    No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 4.1. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to the holder of each Award that shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

Section 4.2    Change of Control.

(a)    Effect of Change of Control upon Certain Stock Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award prior to a Change of Control event, this Section 4.2(a) shall govern the treatment upon or following a Change of Control of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, the vesting and/or settlement of which is based solely upon continued employment or the passage of time. In the case of an Award subject to this Section 4.2(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change in Control), if there occurs an involuntary termination without Cause of the Participant holding such Award (excluding voluntary resignation, death, disability or retirement) within twenty four months following the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Section 4.2(a), as applicable. In the case of an Award subject to this Section 4.2(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Section 4.2(a), as applicable. The treatment provided for under this Section 4.2(a) is as follows:

(i)    in the case of an Option or a Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option not previously exercisable, until the earlier of the expiration of the Option or Stock Appreciation Right under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the Option or Stock Appreciation Right) following such date of termination of employment; and

(ii)    in the case of Restricted Stock or Restricted Stock Units, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a transaction intended to result in a Change of Control, no provision is made in such transaction for the assumption and continuation of outstanding Awards.

(b)    Effect of Change of Control upon Performance-Based Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award prior to a Change of Control event, the treatment of any Award in which the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on performance criteria and level of achievement versus such criteria shall be as specified in this Section 4.2(b). In the case of an Award subject to this Section 4.2(b) in which fifty percent (50%) or more of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of such Award based upon performance through a date occurring within three months prior to the date of the Change of Control, as determined by the Committee prior to the Change of Control, and pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. In the case of an Award subject to this Section 4.2(b) in which less than fifty percent (50%) of the performance period applicable to the Award has elapsed as of the date of the Change of Control, the Participant shall be entitled to payment, vesting or settlement of the target amount of such Award, as determined by the Committee prior to the Change of Control, pro-rated based upon the percentage of the performance period that has elapsed between the date such Award was granted and the date of the Change of Control. The Committee may determine either prior or after such Change of Control event the treatment of the pro-rata portion of an Award attributable to the portion of the performance period occurring after the date of the Change of Control.

(c)    Definition of “Change of Control”. Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events:

(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a “Merger of Equals” as defined in Section 4.2(c)(iii) of this Plan; or

(ii)    Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case, unless such Business Combination constitutes a “Merger of Equals.” A Business Combination shall constitute a “Merger of Equals” if, following such Business Combination, either:

(A)(1)    all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan (or related trust) of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the Resulting corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(B)    immediately after such Business Combination (1) at least 50% of the members of the Resulting Board are individuals who were members of the Incumbent Board (as defined in Section 4.2(c)(ii)) at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination, and (2) either (x) the position of chief executive officer of the Resulting Corporation is occupied by an individual who was employed by the Company immediately before such Business Combination, or (y) a majority of the leadership positions reporting directly to the chief executive officer of the Resulting Corporation are occupied by individuals who were employed by the Company immediately before such Business Combination.

or (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Article V

Performance-Based Compensation

Section 5.1    Qualifying Performance-Based Compensation.

(a)    General. The Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m), provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee. Within the first 90 days of the start of a fiscal year, the Committee will establish the Qualifying Performance Criteria for the performance period and the formula or payout that is contingent upon satisfaction of the Qualifying Performance Criteria. This may take the form of a matrix under which threshold, target and amounts in excess of target are payable based upon satisfaction of the Qualifying Performance Criteria. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an Award intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) may, to the extent specified by the Committee with respect to the Award, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. Awards based on Qualifying Performance Criteria can be granted in the same fiscal year and be based on overlapping performance periods.

(b)    Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis and/or against a target, past performance or peer group performance, in each case as specified by the Committee: (i) net sales; (ii) working capital; (iii) net profit after tax; (iv) EBIT; (v) EBITA; (vi) EBITDA; (vii) OBIT; (viii) OBITDA; (ix) gross profit; (x) operating income or operating profit; (xi) cash generation; (xii) cash flow; (xiii) unit volume; (xiv) stock price; (xv) market share; (xvi) asset quality; (xvii) return on equity; (xviii) return on assets; (xix) return on operating assets; (xx) cost saving levels; (xxi) operating income; (xxii) marketing-spending efficiency; (xxiii) core non-interest income; (xxiv) change in working capital; (xxv) return on invested capital; (xxvi) return on capital employed; (xxvii) shareholder return; (xxviii) shareholder value; (xxix) safety case incident rates; and (xxx) innovation factor (including revenue from new products, number of new products, granting of patents and/or market penetration of new products measurable by pre-established objective criteria).

(c)    Adjustments. Subject to the limits imposed under Code Section 162(m) for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine. Moreover, to the extent consistent with Code Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) discontinued operations; (vi) the effect of mergers and acquisitions; and (vii) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

(d)    Administration. To the extent consistent with Code Section 162(m), the Committee may delegate to one or more of its members or to appropriate employees of the Company the responsibility to carry out any purely ministerial responsibilities in connection with the Plan; provided, that in no event shall the following responsibilities be considered ministerial, and they shall be carried out by only the Committee acting by decision of the majority of its members: (i) the designation of Participants; (ii) the establishment of the terms and conditions of Award Opportunities; (iii) the certification of the achievement of Performance Goals; (iv) the determination of the actual Awards intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) to be made to Participants; and (v) any other responsibilities that must be carried out by a committee of outside directors for purposes of Code Section 162(m).

Article VI

Additional Terms Applicable to Awards

Section 6.1    Dividends and Distributions. The Committee may, but need not, provide that dividends or dividend equivalents shall be payable in connection with or as an arrangement separate from any Awards except that, unless the Committee provides otherwise, Shares of Restricted Stock that remain subject to any restriction shall accrue dividends. The Committee may provide that any dividends or dividend equivalents may be paid in cash or in Shares or may be deemed reinvested into additional Shares, and may provide that such dividends or dividend equivalents will be paid at the same time dividends are paid to the Company’s shareholders or made subject to the same terms, conditions and restrictions as the Awards with respect to which they accrued or to such other terms and conditions as the Committee may specify.

Section 6.2    Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Section 6.3    Transferability. Unless the Committee specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime.

Section 6.4    Suspension or Termination of Awards. Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Chief Executive Officer or any other person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 6.4, the Authorized Officer or the Committee may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee or an Authorized Officer determines a Participant has violated the Company’s Code of Conduct or has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty or deliberate disregard of Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee or Authorized Officer, (a) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (b) the Participant will forfeit all outstanding Awards, and (c) the Participant may be required to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Committee or an Authorized Officer may give the Participant an opportunity to submit written comments, documents, information and arguments to be considered by the Authorized Officer and/or the Committee.

Section 6.5    Compliance with Laws and Regulations. This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any foreign, federal, state or local law or any ruling or regulation of any government body that the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the

Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

Section 6.6    Tax Treatment of Awards. To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an ISO, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Market Price equal to the amount required or elected to be withheld or paid, or by having such Shares sold on the New York Stock Exchange. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. Unless the Committee specifies otherwise in the terms of an Award Agreement, as a condition to receiving any Award, Participants shall waive and not be entitled to make an election to be taxed currently under Code Section 83(b).

Section 6.7    Amendment of the Plan or Awards. The Board may amend, alter or discontinue this Plan, and the Committee may amend or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 4.1, no such amendment shall, without the approval of the stockholders of the Company:

(a)    increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)    reduce the price at which Options may be granted below the price provided for in Section 3.1(b);

(c)    reduce the exercise price of outstanding Options;

(d)    extend the term of this Plan;

(e)    change the class of persons eligible to be Participants;

(f)    otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(g)    increase the individual maximum limits in Section 2.2(c).

No amendment or alteration to the Plan, an Award or an Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change of Control (as defined herein or in the applicable Award Agreement) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Section 6.8    No Liability of Company. The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence to any Participant or other person due to the receipt, exercise, vesting, settlement or forfeiture of any Award granted hereunder.

Section 6.9    Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 6.10    Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

Section 6.11    Arbitration of Disputes. In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Committee with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Committee’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Committee’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration shall be made in writing to the Company within thirty (30) days after the applicable decision by the Committee. The arbitrator shall be selected by the Company. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney’s fees, and each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

Section 6.12    No Right to Employment, Reelection or Continued Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Accordingly, subject to Sections 1.5 and 6.7, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

MeadWestvaco Corporation

World Headquarters

One High Ridge Park

Stamford, Connecticut 06905

http://www.meadwestvaco.com

Corporate Secretary

Telephone 203-461-7500

For stockholder information

Call toll free 1-800-432-9874

This proxy statement is printed on Vision® Velvet Text

manufactured at MeadWestvaco’s

Escanaba, Michigan, coated paper mill.

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK INTERNET

https://www.proxyvotenow.com/mwv Go to the website address listed above. Have your proxy card ready. Follow the simple instructions that appear on your computer screen. OR TELEPHONE 1-866-593-3354 Use any touch-tone telephone. Have your proxy card ready. Follow the simple recorded instructions. OR MAIL Mark, sign and date your proxy card. Detach your proxy card. Return your proxy card in the postage-paid envelope provided. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy. Internet and telephone votes must be received by 5 p.m., eastern time, on Monday, April 25, 2005 to be counted in the final tabulation. 1-866-593-3354 CALL TOLL-FREE TO VOTE D DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET D Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. ☒ Votes must be indicated (x) in Black or Blue ink. The Board of Directors recommends a vote “FOR” all nominees listed below, “FOR” proposal 2, “FOR” proposal 3 and “AGAINST” proposal 4. (1) Election of Directors

FOR all nominees listed below WITHHOLD AUTHORITY to vote for all nominees listed below *EXCEPTIONS Nominees: 01-Michael E. Campbell, 02-Dr. Thomas W. Cole, Jr., 03-Duane E. Collins, 04-Susan J. Kropf, 05-J. Lawrence Wilson (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below). FOR AGAINST ABSTAIN *Exceptions (2) Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2005. (3) FOR Approval of the MeadWestvaco Corporation 2005 Performance Incentive Plan. (4) AGAINST Approval of the Stockholder Proposal. The proxies or, in the case of the MeadWestvaco Corporation Savings Plans, the Trustee, are directed to vote as specified above and in their discretion on any matters properly coming before the meeting and any adjournment thereof. If no direction is made, the proxies will vote FOR all nominees listed above, FOR Proposal 2, FOR Proposal 3, and AGAINST Proposal 4. Please date, sign and return this proxy promptly. Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title should be stated. SCANLINE Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Date Stock Owner sign here Co-Owner sign here

MEADWESTVACO CORPORATION

Annual Meeting of MeadWestvaco Stockholders, April 26, 2005 The undersigned holder(s) of Common Stock of MEADWESTVACO CORPORATION, a Delaware corporation (hereinafter referred to as the “company”), hereby appoints Wendell L. Willkie, II, and John J. Carrara (the “Proxies”) and either of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Stock of the undersigned entitled to vote at the Annual Meeting of MeadWestvaco Stockholders to be held at MeadWestvaco Corporation, One High Ridge Park, Stamford, Connecticut, on Tuesday, April 26, 2005 and at any and all adjournments of such meeting, upon the matters set forth on the reverse side hereof, and in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the company. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instructions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

For participants in the MeadWestvaco Corporation Savings Plans: As to those shares of Common Stock of MeadWestvaco Corporation that are held for me in the aforementioned Plans, by signing this card, I instruct the Trustee of such Plans to sign a proxy for me in substantially the form set forth on the reverse side. Voting rights will be exercised by the Trustee as directed. If no instructions are received, the Trustee shall vote the shares as directed by MeadWestvaco Corporation Benefit Plans Investment Policy Committee or its designee.

(CONTINUED AND TO BE VOTED AND SIGNED ON

REVERSE SIDE)

To change your address, please mark this box.

To include any comments, please mark this box.

MEADWESTVACO CORPORATION

P.O. BOX 11305

NEW YORK, NY 10203-0305